UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

UNITY ONE CAPITAL INCORPORATED (Exact name of Registrant as specified in its Charter)

Nevada	26-3913239
(State or Other Jurisdictional of	(I.R.S. Employee
Incorporation or Organization)	Identification No.)

Room 2101, Silver Tower, No. 933
West Zhongshan Road
Shanghai, China  200051
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code:  (86) (21-51113112)

Copies to:
Gustavo J. Cruz, Jr.
Davis Wright Tremaine LLP
Suite 2300
1300 SW Fifth Avenue
Portland, OR 97201-5630

Mark Fumia
Davis Wright Tremaine LLP
505 Montgomery Street
Suite 800
San Francisco, CA  94111-6533

Securities to be registered under Section 12 (b) of the Act

Title of Each Class to be so registered	Name of Each Exchange on Which Each Class is to be Registered
None.	None.

Securities to be registered under Section 12(g) of the Act
Common Stock, Par Value $0.0001
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

  Large accelerated filer  ❑            Accelerated filer   ❑              Non-accelerated filer  ❑              Smaller reporting company ☒
                                                                                       (Do not check if a smaller reporting company)

FILED FEBRUARY 10, 2009

EX-3(i): AMENDED AND RESTATED ARTICLES OF INCORPORATION
EX-3(ii): AMENDED AND RESTATED BYLAWS
EX-10.1: MANAGEMENT SERVICE AGREEMENT
EX-21.1: SUBSIDIARIES OF UNITY ONE CAPITAL INCORPORATED
EX-23.1: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

EXPLANATORY NOTE

Unity One Capital Incorporated (the “Company” or “Unity One”) is filing this General Form for Registration of Securities on Form 10 on a voluntary basis, pursuant to section 12 (g) of the Securities Exchange Act of 1934 (The “Exchange Act”), in order to ensure that public information is readily accessible to all stockholders and potential investors, and to increase the Company’s access to financial markets. In the event the Company’s obligation to file periodic reports is suspended pursuant to the Exchange Act, the Company anticipates that it will continue to voluntarily file such reports.

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as amended (“Securities Act”) we have elected to comply throughout this registration statement with the scaled disclosure requirements applicable to “smaller reporting companies.”

SPECIAL NOTE REGARDING PROJECTIONS AND FORWARD LOOKING STATEMENTS

This General Form for Registration of Securities on Form 10 contains statements that are forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, and beliefs, such as “anticipate,” “expect,” “intend,” “plan,” “will,” “believe” and similar language. These statements involve known and unknown risks, including those resulting from economic and market conditions, the regulatory environment in which we operate, competitive activities, and other business conditions, and are subject to uncertainties and assumptions set forth elsewhere in this Form 10. Our actual results may differ materially from results anticipated in these forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved.  Important factors that could cause actual performance or results to differ materially from those expressed in, or implied by, forward-looking statements include, but are not limited to: (i) industry competition, conditions, performance and consolidation, (ii) legislative and/or regulatory developments, (iii) our ability to grow our business through the acquisition of complimentary businesses, (iv) risks associated with acquisition and the integration of assets or businesses we intend to acquire, (v) the effects of adverse general economics conditions, both within the United Stated and globally, (vi) success in retaining or recruiting officers, directors and employees, (vii) potential inability to obtain additional financing, particularly in light of the current liquidity crisis occurring in the United States and globally, and (viii) other factors described under “Risk Factors” below.

Forward looking statement speak only as of the date the statements are made.  We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.  If we update one of more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

PART 1

ITEM 1

BUSINESS

Unity One was incorporated on December 20, 2005, in accordance with the laws of the state of Nevada.  The Company has not been subject to any bankruptcy, receivership or similar proceeding, since its inception.

As of November 30, 2008, the Company was primarily in the business of providing financial information services.   As of November 30, 2008, the Company’s three primary assets consisted of ownership of equity securities in Microfinanz Asia Inc., Mega Pacific Capital Inc. and Domain Extremes Inc. (collectively, the “Assets”). However, the value of the ownership in Microfinanz Asia, Inc. and Domain Extremes Inc. was written off to zero in the year ended December 31, 2006. On November 30, 2008, the Company divested itself of the Assets through a distribution of the securities of such companies on a pro rata basis to the Company’s current shareholders. As of the date of this Form 10, the Company has not completed the distribution of the securities, but anticipates completing such distribution by the end of February 2009.

The Company’s strategy to acquire either majority or minority interests in several financial information services businesses has been unsuccessful. Through the year ended December 31, 2007, the Company recorded only approximately $12,000 in revenue in each of two years of operation. In November 2008, the Company elected to move away from the financial information services business and enter the education management business in the People’s Republic of China (“China” or “PRC”).  Management elected to use the Company for this purpose, as opposed to a newly formed entity, because of the potential access to US capital markets, as well as the trading activity which may result from having a relatively large number of existing shareholders.

On November 25, 2008, the Company entered into a Deed (the “Deed”) with Canadian Learning Systems Corporation (“CLSC”) and certain investors identified therein (collectively referred to herein as the “Investors”). (The Deed was drafted under Hong Kong law, and functions more like a stock purchase agreement under US law than a “deed” to convey real property.)  Pursuant to the Deed, the Company agreed to, among other things, acquire all of the issued and outstanding shares of CLSC from certain of the Investors in exchange for shares of Common Stock of the Company.  The acquisition of CLSC was completed on December 1, 2008.  CLSC is in the business of providing education management services. As of the date of the filing of this Form 10, CLSC provides education management services only to Sino-Canada High School (“SCHS”), a fully certified Canadian Offshore High School located in Wujiang, Suzhou, Jiangsu province in China.

Pursuant to the Deed, the Company also agreed to acquire all of the issued and outstanding shares of SCHS within six (6) months from December 1, 2008. SCHS provides a dual diploma and dual curriculum education, which satisfies both Canadian and Chinese educational requirements, to both Chinese and international students living in China. Currently, SCHS has over 660 students on campus and over 140 faculty members.

The Company intends to continue the business of CLSC through an exclusive management service agreement entered into between CLSC and SCHS, dated January 1, 2008 (the “Management Service Agreement”). CLSC, provides exclusive education management services to SCHS, including among other things (a) coordinating with the assigned supervisor from the Ministry of Education in British Columbia, Canada, (b) interviewing foreign teachers for SCHS, (c) applying for an annual renewal from the Ministry of Education of Canada to offer a Canadian high school education in China, and (d) applying to the Ministry of Education in British Columbia, Canada in order to award a diploma to SCHS’s graduating students. The Management Service Agreement is typically renewed at the beginning of each calendar year.  The Management Service Agreement for 2009 is currently under negotiation and is anticipated to be renewed by March 2009. CLSC’s business is solely dependent on the business of SCHS, and its revenue is solely derived from the management fee charged to SCHS since January 1, 2007.

The Company’s competitors include other dual diploma/curriculum high school education providers in China, which typically utilize one of three alternative business models for Sino-foreign cooperative high school education: 1) a Chinese high school education, combined with additional foreign curriculum instruction (targeted only to Chinese students), 2) an exclusively foreign curriculum resulting in a foreign diploma upon graduation (targeted to international students), and 3) a combined Chinese and foreign curriculum, with the opportunity to take the Chinese college entrance exam, as well as to study abroad after graduation (this model is targeted to both Chinese and international students). SCHS adopted the third business model, and places no restriction on enrollment of students from different countries. SCHS students are not required to take an English language test (i.e. TOEFL, IELTS, or other foreign university prepcourse) while applying to attend foreign universities. Also, the tuition fee for SCHS is about 50% less than the comparable foreign schools. SCHS has earned its reputation in the last several years, and now has the largest market share in the dual diploma/curriculum segment in East China. In the past several years, 100% of SCHS graduates have been admitted by European and North America universities, with some entering top foreign universities.

Sino-foreign cooperative high school education in China is currently at an early stage of development. Due to various barriers to entry, most competitors consist of trial-classes offered by a domestic high school through cooperation with foreign schools. Currently, there are a limited number of independent Sino-foreign cooperative education providers for grades 10 through 12 in China, and thus the competition now is limited. The potential demand for this type of education is very high, given the demographic trends and economic growth in China.

According to the Ministry of Education in China, approximately six million students attended private high schools in 2006, which was more than double the number in 2002. The statistics showed strong growth in the last several years in private high school enrollment, and Sino-foreign cooperative high schools are considered private high schools for statistical purposes. The market for Sino-foreign cooperative high school education is still at an early development stage, so there are no public statistics available for this market segment. In recent years, more Chinese families have been willing to send their children to study abroad, and there is a trend toward foreign education after grade 12. This reflects rapid economic growth in China and high demand for graduates with international backgrounds. Also, Chinese cultural traditions favor investment in education. Sino-foreign cooperative high schools benefit from these trends, and exposure to western education in China helps their graduates better adapt to western culture when they pursue foreign studies.

In China, when students graduate from secondary schools (grade 9), they have two educational options: (a) high schools or (b) middle vocational schools. In 2005, there were 21 million secondary school graduates, of which 8.8 million attended high schools and 6.6 million attended middle vocational schools. In 2005, there were approximately 16 million middle vocational school students in China. The Chinese government is promoting vocational schools over colleges, and believes that more vocational graduates will benefit the development of China’s economy. All levels of government are required to accelerate the development of vocational education.  The Chinese government goals are to recruit 8 million middle vocational students, equal to the number of high school students, and to have more high vocational students than college students by 2010.

SCHS expects to expand its market share by either copying its business model in other cities in China, or by looking for acquisition opportunities in this industry. In the interim, SCHS will extend its education services to the vocational and training segments through use of its current teaching and faculty resources.

There are no existing domestic or international governmental regulations on the business and services of Unity One and CLSC.

SCHS has obtained all required licenses and approvals from the Chinese government necessary to provide high school education in China.  SCHS will be subject to certain domestic governmental approvals in connection with its future acquisition by Unity One.

Neither Unity One nor CLSC has any intellectual property.  Unity One and CLSC have not conducted research and development activities in the last two fiscal years.

As of November 30, 2008, the Company had two (2) employees, both of whom were part-time and based in Hong Kong, China. The Company expects to hire more full-time employees in the near future, as it becomes more active in the education management business.

ITEM 1A

RISK FACTORS

Business Entirely Dependent on the Business of SCHS

Presently, the Company only provides education management services to SCHS.  As a result, the Company’s success is entirely dependent upon the viability of SCHS’s business. Certain factors which may adversely impact SCHS’s business will adversely impact the Company’s business.

Opening additional new schools and growing our student programs could be difficult for us

Our business model anticipates continuing to open new schools in the future. Establishing new schools poses unique challenges and requires us to make investments in management, capital expenditures, marketing expenses and other resources. When opening a new school, we are required to obtain appropriate regulatory approvals.  Our failure to effectively manage the operations of newly established schools or service areas, or any diversion of management s attention from our core school operating activities, could harm our business.

Our success depends, in part, on the effectiveness of our marketing and advertising programs in recruiting new students

In order to maintain and increase our revenues and margins, we must continue to attract new students in a cost-effective manner. Over the last fiscal year, we have increased the amounts spent on marketing and advertising, and we anticipate this trend to continue. If we are unable to successfully advertise and market our schools and programs, our ability to attract and enroll new students could be adversely impacted and, consequently, our financial performance could suffer.

Our success depends upon our ability to recruit and retain key personnel

Our success also depends, in large part, upon our ability to attract and retain highly qualified faculty, school presidents and administrators and corporate management. We may have difficulty locating and hiring qualified personnel, and retaining such personnel once hired. The loss of the services of any of our key personnel, or our failure to attract and retain other qualified and experienced personnel on acceptable terms, could cause our business to suffer.

Competitors with greater resources could harm our business

The education market in China is highly fragmented and competitive. Our schools compete for students with traditional public and other private schools, including those that offer online learning programs.  Some of our competitors in both the public and private sectors also have substantially greater financial and other resources than we do.

Failure to effectively manage our growth could harm our business

We expect our business to grow rapidly. Our rapid growth may place a strain on our management, operations, employees, or resources. As our growth rate accelerates, we may not be able to effectively manage our expanding operations, or achieve planned growth on a timely or profitable basis. If we are unable to manage our growth effectively, we may experience operating inefficiencies, and our netincome may be materially adversely affected.

Failure to integrate acquired schools could harm our business

From time to time, we engage in evaluations of, and discussions with, possible acquisition candidates. We may not continue to be able to identify suitable acquisition opportunities or to acquire any such schools on favorable terms. Additionally, we may not be able to successfully integrate any acquired schools into our operations profitably. Continued growth through acquisition may also subject us to unanticipated business or regulatory uncertainties, barriers or liabilities. Acquired schools may not enhance our business and, if we do not successfully address associated risks and uncertainties, may ultimately have a material adverse effect on our growth and ability to compete.

We may be unable to operate one or more of our schools due to a natural disaster

Our schools may be unable to operate for an extended period of time in the event of a hurricane, earthquake or other natural disaster which does substantial damage to the area in which a school is located. The failure of one or more of our schools to operate for a substantial period of time could have a material adverse effect on our results of operations.

If our schools do not maintain their authorizations and accreditations, they may lose the ability to award dual diplomas to their students

A school that grants dual diplomas must be accredited by the applicable jurisdictions.  The failure by one or more of our schools to maintain appropriate authorizations and accreditations could have a material adverse effect on our business.

No Dividends Anticipated

The Company expects to use excess cash flow, if any, for reinvestment in its operations, and it will not pay dividends on its Common Stock in the foreseeable future.

Need for Additional Financing

The Company anticipates that it will be required to raise additional capital in the form of debt or equity financing in order to continue and expand its operations as planned. Although the Company will actively seek to raise capital, there is no assurance that the Company will receive investments or that the Company will have sufficient funds to conduct its operations as planned. The inability of the Company to attract additional investments or loans may have a negative impact on the Company’s ability to expand or may result in missed opportunities for the Company.

Shares Available for Resale

A portion of the Company’s currently outstanding Common Stock is held by officers and directors of the Company, or by certain related persons. These shares have not been registered under the Securities Act, and are “restricted securities” and if the shares become registered, will be subject to Rule 144 of the Securities Act. In general, under Rule 144, a person (or persons who agree to act in concert) who owns “restricted securities” or who is an “affiliate” of the Company, after holding such securities for a period of one year, will be able to sell within any three-month period a number of shares equal to the greater of (i) 1% of the number of outstanding shares of common stock of the Company, or (ii) the average weekly reported trading volume of the shares of Common Stock for the four weeks preceding such sale. A person who was but is no longer an affiliate for three months prior to the sale may, after holding “restricted securities” for two years, sell such securities without being subject to the foregoing volume limitation. Sales of a substantial number of such shares of the Company’s Common Stock pursuant to Rule 144 could have an adverse effect on the price of the Company’s Common Stock should a public market develop.

Government Regulations and Legal Uncertainty

Substantially all of the Company’s business operations are conducted in China. Accordingly, the Company’s results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. The Chinese government exercises significant control over China’s economic growth through the allocation of resources, control of payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Thus, the actions and future actions and policies of the Chinese government could materially affect the Company’s access to capital and its ability to operate the business.

Indemnification of Directors and Officers

The Company’s Articles of Incorporation contains a provision eliminating the personal liability of officers and directors to the extent allowed under the law of the State of Nevada. Under such provision, a stockholder may only prosecute an action against an officer and/or a director if he can show acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the unlawful payment of distributions.

No Active Trading Market

There can be no assurance that an active trading market for the Company’s Common Stock will be established or maintained, and the stock price may be volatile.

Although the Company believes its common stock will be approved for inclusion on the OTC Bulletin Board, there can be no assurance that an active trading market for the Company’s common stock will be established or maintained. The prices at which the Company’s common stock trades will be determined by the marketplace and could be subject to significant fluctuations in response to many factors, including, among other things, variations in the Company’s quarterly operating results, changing economic conditions in industries in which the Company participates and changes in government regulations. In addition, the general stock market has in recent years experienced significant price fluctuations, often unrelated to the operating performance of the specific companies whose stock is traded. Market fluctuations, as well as economic conditions, may adversely affect the market price of the Company’s common stock.

A continuation or worsening of global financial and economic conditions could adversely impact our ability to continue our current operations or acquire new businesses

The recent global financial and credit market disruptions have reduced the availability of liquidity and credit generally necessary to fund expansion of global economic activity. The shortage of liquidity and credit, combined with recent substantial reductions in asset values, could lead to an extended worldwide economic recession. Current conditions have made, and will likely continue to make, it difficult to obtain new funding for our operating and capital needs, if required, from the credit and capital markets. In particular, the cost of raising money in the debt and equity capital markets has increased, while the availability of funds from those markets has diminished. Also, as a result of concern about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining funding from the credit markets has increased as many lenders and institutional investors have increased interest rates, enacted tighter lending standards and reduced and, in some cases, ceased to provide funding to borrowers.

Due to these factors, we cannot be certain that funding for our operating or capital needs will be available from the credit and capital markets if needed and to the extent required, or on acceptable terms. If funding is not available when needed, or is available only on unacceptable terms, we may be unable to fund operations or to acquire any new businesses through the use of debt or other similar types of financing, any of which could have a material adverse effect on our revenues, financial position and results of operations.

We will incur increased costs as a result of becoming a reporting company

Following the effectiveness of this Registration Statement, we will be a Securities and Exchange Commission (“SEC”) reporting company. Prior to this time, we have not filed reports with the SEC and had no history operating as a reporting company. In addition, the Sarbanes-Oxley Act of 2002, as well as a variety of related rules implemented by the SEC, have required changes in corporate governance practices and generally increased the disclosure requirements of public companies. For example, as a result of becoming a reporting company, we will be required to file periodic and current reports, proxy statements and other information with the SEC and we must adopt policies regarding disclosure controls and procedures and regularly evaluate those controls and procedures. As a reporting company, we will incur significant additional legal, accounting and other expenses in connection with our public disclosure and other obligations.

We have incurred, and expect to continue to incur, increased general and administrative expenses once we are a reporting company. We also believe that compliance with the myriad rules and regulations applicable to reporting companies and related compliance issues will divert time and attention of management away from operating and growing our business.

ITEM 2

FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and related notes included elsewhere in this Form 10. In addition to historical information, the discussion in this report contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated by these forward-looking statements due to factors including, but not limited to, those factors set forth under “Item 1 A, Risk Factors” and elsewhere in this Form 10.

The Company has limited operations and revenues. The Company’s current business plan is to move away from the financial information services business, and enter into the education management business in China though the acquisition of CLSC and SCHS. Going forward, the Company will seek opportunities to acquire other operations in this industry.

Pursuant to the Deed, on December 1, 2008, the Company completed the acquisition of all of the issued and outstanding shares of CLSC, and agreed to acquire all of the issued and outstanding shares of SCHS within six (6) months of December 1, 2008.  The acquisition of SCHS will be accomplished solely through a share exchange transaction, whereby the Company will issue shares of its Common Stock to certain of the Investors in exchange for all of the issued and outstanding shares of SCHS.

January 1, 2007, CLSC began to provide education management services to SCHS on an exclusive basis. The services provided by CLSC include, among other things (a) coordinating with the assigned supervisor from the Ministry of Education from, British Columbia, Canada, (b) interviewing foreign teachers for SCHS, (c) applying for annual renewal from the Ministry of Education of Canada to offer a Canadian high school education in China, and (d) applying with the Ministry of Education, British Columbia, Canada in order to award diplomas to SCHS’s graduating students. CLSC will continue to provide such services to SCHS for the foreseeable future.

SCHS is a fully certified Canadian Offshore High School and located in Wujiang, Suzhou, Jiangsu province in China. It provides a dual diploma and dual curriculum, which satisfies both Canadian and Chinese educational requirements, to both Chinese and international students living in China. SCHS currently has over 660 students on campus and over 140 members of its faculty.

Fiscal Year 2007 Compared to Fiscal Year 2006

Results of Operations

Our operations for the fiscal years ended December 31, 2007 and December 31, 2006 consisted of the operations of Mega Pacific Capital, Inc., the Company’s wholly-owned subsidiary. The consolidated financial statements represent the combined financial statements of the Mega Pacific Capital, Inc. with the Company for the fiscal years ended December 31, 2007 and 2006.

Operating Revenue:

For the fiscal years ended December 31, 2007 and 2006, the Company’s operating revenue was $12,420 and $9,235 respectively, and was derived from the financial information service business.

General and administrative expenses:

For the fiscal year ended December 31, 2007, the Company’s general and administrative expenses were $66,987 compared to $26,841 for the same period in 2006, an increase of $40,146 or 150%. The increased general and administrative expenses were mainly caused by the write-off of receivables from Fintel (USA) Ltd.

Long term investment impairment expense:

In the fiscal year ended December 31 2006, the Company wrote off its long term investments in three subsidiaries: Microfinanz Asia, Inc., Domain Extremes, Inc., and Enova Holdings, Inc.. As a result, the Company recorded investment impairments in the amount of $160,596 for the fiscal year ended December 31, 2006. There is no long term investment impairment expense recorded for the year ended December 31, 2007. As of the fiscal year ended December 31, 2007, the Company’s long term investment included only the equity interest it owned in Mega Pacific Capital, Inc.

Loss from Continuing Operations:

The Company’s loss from continuing operations for the fiscal year ended December 31, 2007 was $54,610, compared to $199,679 for the same period of 2006. The significant decrease in the loss from continuing operations in 2007 was mainly due to lack of long term investment impairments in 2007, as compared to $160,596 in long term investment impairment recorded in the same period of 2006.

Discontinued operations:

During the fiscal year ended December 31, 2006, discontinued operations represented the discontinued operating results of Fintel (USA) Ltd. During the fiscal year ended December 31, 2007, no operations were discontinued.

Income tax:

The Company incurred net losses during the fiscal years ended December 31, 2007 and December 31, 2006. As a result, no income tax was paid during these periods.

Liquidity and Capital Resources:

As shown in our accompanying consolidated financial statements, the Company had a net loss of $54,610 for the fiscal year ended December 31, 2007, as compared to a net loss of $193,769 for the same period in 2006.

As disclosed above, the Company entered into the Deed with CLSC and other parties in order to move into the education management business in China. This change will likely increase the demands on our capital resources in the near future.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.

The Company has taken steps to restructure and provide the necessary capital to continue its operations. These steps include: 1) securing growth opportunities through acquisitions and mergers with profitable education businesses; 2) disposal of unprofitable and underperforming operations; 3) raising additional capital; and 4) implementation of cost and expense control measures.

Operating activities:

During the fiscal years ended December 31, 2007 and December 31, 2006, no cash was provided by or used in operating activities.

Investing activities:

During the fiscal years ended December 31, 2007 and December 31, 2006, respectively, the Company had no investing activities.

Financing activities:

During the fiscal years ended December 31, 2007 and December 31, 2006, respectively, the Company had no financing activities.

Research and Development

Presently, the Company is not undertaking any Research and Development efforts.

Off-Balance Sheet Arrangements

During the fiscal years ended December 31, 2007 and December 31, 2006, the Company did not engage in any off-balance sheet arrangements as defined in Item 303(a)(4) of the SEC's Regulation S-K.

Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007

Results of Operations

Our operations for the nine month periods ended September 30, 2008 and September 30, 2007 consisted of the operations of Mega Pacific Capital, Inc., the Company’s wholly-owned subsidiary. The consolidated financial statements represent the combined financial statements of the Mega Pacific Capital, Inc. with the Company for the nine month periods ended September 30, 2008 and 2007.

Operating Revenue:

For the nine month periods ended September 30, 2008 and 2007, the Company’s revenue was $10,500 and $9,420 respectively, which were derived from the financial information service business.

General and administrative expenses:

For the nine month period ended September 30, 2008, the Company’s general and administrative expenses were $41,037, compared to $36,126 for the same period in 2006, an increase of $4,912 or 14%. The increased general and administrative expenses were mainly caused by increased of independent professional service fees.

Loss from Continuing Operations:

The loss from continuing operations for the nine month period ended September 30, 2008 was $30,537, compared to $26,706 for the same period of 2006. The decrease in the loss from continuing operations in 2007 was mainly due to increased general and administrative expenses for the nine month period ended September 30, 2008.

Income tax:

The Company had a net loss during each nine month period ended September 30, 2008 and September 30, 2007, respectively. As a result, no income tax was paid during these periods.

Liquidity and Capital Resources:

As shown in our accompanying consolidated financial statements, the Company had a net loss of $30,566 for the nine month period ended September 30, 2008, as compared to a net loss of $26,739 for the same period in 2007.

As disclosed above, the Company entered into the Deed with CLSC in order to move into education management business in China. This change will likely increase demands on our capital resources in the near future.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.

The Company has taken steps to restructure and provide the necessary capital to continue its operations. These steps include: 1) securing growth opportunities through acquisitions and mergers with profitable education businesses; 2) disposal of unprofitable and underperforming operations; 3) raising additional capital; and 4) implementation of cost and expense control measures.

Operating activities:

During the nine month periods ended September 30, 2008 and September 30, 2007, respectively, no cash was provided by or used in operating activities.

Investing activities:

During the nine month periods ended September 30, 2008 and September 30, 2007, respectively, the Company had no investing activities.

Financing activities:

During the nine month periods ended September 30, 2008 and September 30, 2007, respectively, the Company had no financing activities.

Research and Development

The Company has no ongoing Research and Development efforts.

Off-Balance Sheet Arrangements

During the nine month periods ended September 30, 2008 and September 30, 2007, respectively, the Company engaged in no off-balance sheet arrangements as defined in Item 303(a)(4) of the Regulation S-K.

Pro Forma Financial Statement

On December 1, 2008, the Company completed the acquisition of all the issued and outstanding shares of CLSC. The acquisition of SCHS is expected to be complete within six months from December 1, 2008, pursuant to the Deed.

Results of Operations

The condensed pro forma financial statements set forth below represent the combined financial statements of Mega Pacific Capital, Inc., CLSC, and SCHS with the Company. The pro forma balance sheet below shows the combined operations of the entities as of September 30, 2008, and the pro forma statements of income reflects the combined operations of the entities for the fiscal year ended December 31, 2007 and nine month periods ended September 30, 2008.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
PROFORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 2008
(UNAUDITED)

ASSETS
	Unity One Capital Inc.	Canadian Learning Systems Corporation	Sino-Canada High School	Pro Forma Adjustments	Pro Forma Combined

CURRENT ASSETS:
Cash and cash equivalents	$-	$21,251	$1,273,881	$-	$1,295,132
Advance to suppliers	-	-	31,185	-	31,185
Accounts receivable	10,500	3,180,583	-	(3,180,583)	10,500
Due from related party	-	179,337	-	2,383,548	2,562,885
TOTAL CURRENT ASSETS	10,500	3,381,171	1,305,066	(797,035)	3,899,702

PROPERTY AND EQUIPMENT, net	-	-	6,187,364	(2,929,479)	3,257,885

INTANGIBLE ASSET, net	-	-	680,280	-	680,280

TOTAL ASSETS	$10,500	3,381,171	8,172,710	(3,726,514)	$7,837,867

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$5,242	$-	$-	$-	$5,242
Due to directors	52,986	-	-	-	52,986
Accrued expenses	-	-	162,334	-	162,334
Other payable	6,275	-	2,005	-	8,280
Advance from students	-	-	97,879	-	97,879
Due to related party	-	-	787,081	(787,081)	-
Unearned revenue	-	-	3,573,499	-	3,573,499
Refundable deposit	-	-	85,743	-	85,743
Total current liability	64,502	-	4,708,542	(787,081)	3,985,963

LONG-TERM LIABILITIES:
Due to directors	-	165,347	-	-	165,347
Refundable deposit	-	-	28,877	-	28,877
Total long-term liabilities	-	165,347	28,877	-	194,224

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, par value $0.0001, 750,000,000 shares authorized,
1,506,508,213 shares issued and outstanding as of September 30, 2008	6,112	100	5,997,802	(5,853,364)	150,651
Paid-in capital	219,192	-	-	-	219,192
Retained earnings (loss)	(279,306)	3,222,114	(3,042,200)	3,070,915	2,971,523
Other comprehensive income (loss)	-	(6,391)	479,689	(156,985)	316,314
Total stockholders' equity (deficit)	(54,002)	3,215,824	3,435,291	(2,939,433)	3,657,680
TOTAL LIABILITY & STOCKHOLDERS' EQUITY (DEFICIT)	$10,500	$3,381,171	$8,172,710	$(3,726,514)	$7,837,867

The accompanying notes form an integral part of these unaudited proforma financial statements.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
PROFORMA COMBINED BALANCE SHEET
DECEMBER 31, 2007
(UNAUDITED)
ASSETS

	Unity One Capital Inc.	Canadian Learning Systems Corporation	Sino-Canada High School	Pro Forma Adjustments	Pro Forma Combined

CURRENT ASSETS:
Cash and cash equivalents	$-	$61,045	$138,286	$-	$199,331
Accounts receivable	22,350	1,045,732	-	(1,045,732)	22,350
Due from related party	-	92,857	-	(92,857)	-
TOTAL CURRENT ASSETS	22,350	1,199,634	138,286	(1,138,589)	221,681

PROPERTY AND EQUIPMENT, net	-	-	6,103,365	(2,929,479)	3,173,887

INTANGIBLE ASSET, net	-	-	650,426	-	650,426

TOTAL ASSETS	$22,350	1,199,634	6,892,078	(4,068,068)	$4,045,994

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Due to directors	$31,261	$-	$-	$-	$31,261
Accrued expenses	20,000	-	169,928	-	189,928
Other payable	-	-	5,795	-	5,795
Advance from students	-	-	83,598	-	83,598
Due to related party	-	-	1,332,991	(1,092,405)	240,586
Unearned revenue	-	-	1,907,305	-	1,907,305
Refundable deposit	-	-	95,308	-	95,308
Total current liability	51,261	-	3,594,926	(1,092,405)	2,553,781

LONG-TERM LIABILITIES:
Due to directors	-	123,659	-	-	123,659
Refundable deposit	-	-	48,527	-	48,527
Total long-term liabilities	-	123,659	48,527	-	172,186

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, par value $0.0001, 750,000,000 shares authorized,
1,501,033,703 shares issued and outstanding as of December 31, 2007	5,565	100	5,997,802	(5,853,364)	150,103
Paid-in capital	214,265	-	-	-	214,265
Retained earnings (loss)	(248,740)	981,614	(3,011,980)	3,021,162	742,056
Other comprehensive income (loss)	-	94,261	262,803	(143,460)	213,603
Total stockholders' equity (deficit)	(28,911)	1,075,975	3,248,626	(2,975,662)	1,320,027
TOTAL LIABILITY & STOCKHOLDERS' EQUITY (DEFICIT)	$22,350	$1,199,634	$6,892,078	$(4,068,068)	$4,045,994

The accompanying notes form an integral part of these unaudited proforma financial statements.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
UNAUDITED PROFORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2008

	Unity One Capital Inc.	Canadian Learning Systems Corporation	Sino-Canada High School	Pro Forma Adjustments	Pro Forma Combined

Net revenues	$10,500	$2,233,737	$3,328,675	$(2,233,737)	$3,339,175
Cost of goods sold	-	-	863,911	-	863,911
Gross profit	10,500	2,233,737	2,464,764	(2,233,737)	2,475,264

Operating expenses
General and administrative expenses	41,037	98	2,910,201	(2,283,490)	667,846
Depreciation and amortization	-	-	358,033	-	358,033
Total operating expense	41,037	98	3,268,234	(2,283,490)	1,025,879

Income (loss) from operations	(30,537)	2,233,638	(803,470)	49,753	1,449,385

Other income (expense)
Interest income	-	-	1,176	-	1,176
Other income (expense)	(29)	6,862	772,074	-	778,907
Total other income (expense)	(29)	6,862	773,249	-	780,082

Net income (loss)	$(30,566)	$2,240,500	$(30,221)	$49,753	$2,229,467

Other comprehensive item:
Foreign exchange gain (loss)	-	(100,651)	216,886	(13,525)	102,711

Net comprehensive income (loss)	$(30,566)	$2,139,849	$186,665	$36,229	$2,332,178

The accompanying notes form an integral part of these unaudited proforma financial statements.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
UNAUDITED PROFORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	Unity One Capital Inc.	Canadian Learning Systems Corporation	Sino-Canada High School	Pro Forma Adjustments	Pro Forma Combined

Net revenues	$12,420	$955,797	$2,386,658	$(955,797)	$2,399,078
Cost of goods sold	-	-	1,037,796	-	1,037,796
Gross profit (loss)	12,420	955,797	1,348,862	(955,797)	1,361,282

Operating expenses
General and administrative expenses	66,987	6,517	1,003,758	(999,549)	77,713
Depreciation and amortization	-	-	510,268	-	510,268
Total operating expense	66,987	6,517	1,514,026	(999,549)	587,980

Income (loss) from operations	(54,567)	949,281	(165,164)	43,751	773,302

Other income (expense)
Interest income	-	-	4,372	-	4,372
Other income (expense)	(43)	17,676	140,880	-	158,513
Total other income (expense)	(43)	17,676	145,252	-	162,885

Net income (loss)	$(54,610)	$966,956	$(19,911)	$43,751	$936,187

Other comprehensive item:
Foreign exchange gain (loss)	-	93,835	209,702	(89,935)	213,603

Net comprehensive income (loss)	$(54,610)	$1,060,792	$189,791	$(46,183)	$1,149,790

The accompanying notes form an integral part of these unaudited proforma financial statements.

Operating Revenue:

For the nine month period ended September 30, 2008 and fiscal year ended December 31, 2007, the Company’s unaudited pro forma consolidated revenue was $3,339,175 and $2,399,078, respectively, which was mainly comprised of tuition fees from students. SCHS increased its enrollments in year 2008, as a result, the revenue increased accordingly. In the year ended December 31, 2007 and nine month period ended September 30, 2008, tuition revenue accounted for 99.5% and 99.7% of total revenue respectively, while the remaining 0.5% and 0.3% of total revenue were derived from the financial information service business.

General and administrative expenses:

For the nine month period ended September 30, 2008 and fiscal year ended December 31, 2007, the Company’s general and administrative expenses were $667,846 and $77,713, respectively. The significant increase in general and administrative expenses was mainly caused by increased efforts to marketing SCHS’s programs to attract students.

Interest income:

Interest income was $1,176 and $4,372 for the nine month period ended September 30, 2008 and the fiscal year ended December 31, 2007, respectively.

Other income:

Other income for the nine month period ended September 30, 2008 and fiscal year ended December 31, 2007 were $778,907 and $158,513, respectively, which were mainly from other fee collected from students. The significant increase is due to the increase in the enrollments of students in year 2008.

Income from Continuing Operations:

Income from continuing operations for the nine month period ended September 30, 2008 and fiscal year ended December 31, 2007 was $1,449,385 and $773,302, respectively.

Liquidity and Capital Resources:

As shown in our accompanying consolidated unaudited pro forma financial statements, the Company earned net income of $2,229,467 and $936,187 for the nine month period ended September 30, 2008 and fiscal year ended December 31, 2007, respectively.

As disclosed above, the Company entered into the Deed with CLSC to move into the education management business in China. These changes will likely increase demands on our capital resources in the near future.

The accompanying consolidated unaudited pro forma financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of liabilities in the normal course of business.

The Company has taken steps to restructure and provide the necessary capital to continue its operations. These steps include: 1) securing growth opportunities through acquisitions of profitable education businesses; 2) disposal of unprofitable and underperforming operations; 3) raising additional capital; and 4) implementation of cost and expense control measures.

Research and Development

The Company has no ongoing research and development efforts.

Off-Balance Sheet Arrangements

During the nine month period ended September 30, 2008 and fiscal year ended December 31, 2007, the Company engaged in no off-balance sheet arrangements as defined in Item 303(a)(4) of the SEC's Regulation S-K.

ITEM 3

PROPERTIES

The Company has no interest in any real property as of this date.

The Company currently shares office space with its wholly-owned subsidiary, Mega Pacific Capital, Inc. located in Hong Kong. After divestiture of Mega Pacific Capital, Inc., as contemplated in the Deed, the Company intends to move its office to CLSC’s office in Shanghai, China.

ITEM 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 2, 2008 with regard to the beneficial ownership of the common stock (the “Common Stock”) held by (i) each person known to the Company to be beneficial owners of 5% or more of its outstanding shares of Common Stock (ii) by the officers and directors of the Company individually and (iii) by the officers and directors as a group.

Title of Class	Name & Address of Owner	Number of Shares Owned	Percentage of Issued and Outstanding
Common	Sino Harvest Asia Limited	41,167,856	11.30%
Common	Tang Wing On(2)	10,852,979	2.98%
Common	Ross Zong Yuan (1) (2)	32,536,454	8.93%
Common	Jiang Shaoyi	169,805,404	46.61%
Common	United Hemisphere Limited	47,747,557	13.11%
Common	Yungeng Hu (1) (2)	-	-
Common	All Directors & Executive Officers as a Group	43,389,433	11.91%

(1) Executive Officer
(2) Director

ITEM 5

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth as of January 31, 2009, the names, ages, positions held, and terms of each executive officer and director of the Company.

Name	Age	Position	Director or Officer Since
Stephen Tang	56	Director President	December 20, 2005 to the present December 20, 2005 to December 2, 2008
Ross Yuan	47	Chairman of the Board, President	December 2, 2008 to the present
Yungeng Hu	43	Chief Executive Officer and Director	December 2, 2008 to the present

Under the Company’s Bylaws, Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified or until their earlier resignation or removal from office. Officers are elected annually or appointed by the Board of Directors and serve until resignation, removal or disqualification, or until their successors are elected and qualified.

There have been no events during the last five years that are material to an evaluation of the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person including:

a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

b) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

c) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities;

d) being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal of state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

There are no family relationships between or among our executive officers or directors.

There are no arrangements or understandings between any two or more directors or executive officers, pursuant to which s/he was selected as a director or executive officer.  There are no material arrangements or understandings between any two or more directors or executive officers.

Ross Yuan, President, Director and Chairman of the Board

Mr. Yuan is the founder of CLSC and SCHS, and has over 10 years of operating experience in the education business.  Before CLSC and SCHS, Mr. Yuan served as the General Manager of Suzhou Huayu Development Co., Ltd., Chairman of Canadian Education Group, Chairman of Canadian JCC Consulting Co., and Chairman of Canadian CHC Investment Consulting Co. Mr. Yuan holds a bachelor degree from University of DongHua, and studied in Canada.

Yungeng Hu, CEO and Director

Dr. Hu brings to the Company substantial experience in investment banking, equity capital markets (“ECM”), mergers and acquisitions (“M&A”) and management. Before joining the Company, Dr. Hu worked as general manager of a private equity fund in China and President and Chief Financial Officer of Hartcourt Companies, Inc. Prior to these endeavors, Dr. Hu served as a Managing Director of Investment Banking at CLSA, in the areas of ECM and M&A in China. Prior to CLSA, Dr. Hu was the General Manager of Hangzhou Hyatt Hotel with responsibility for designing and executing a turnaround strategy and rescuing the company. Prior to Hangzhou Hyatt Hotel, Dr. Hu worked for Chase Manhattan Bank in New York where he helped to restructure Chase’s non-performing loans and other international lending deals. Prior to Chase, Dr. Hu worked for Ministry of Commerce of PRC and the Bank of Finland. Dr. Hu holds an MBA from the Helsinki School of Economics and a Ph.D from New York University.

Stephen Tang, Director

Mr. Tang has served as a director of the Company since December 2005.  He is the Chief Operating Officer of Viasa Corporation and since established by Mr. Tang in 2005, has been the Chairman of Mega Pacific Capital Inc., a financial service company based in Hong Kong.  Mr. Tang has over 30 years of experience in senior management of financial services companies.  From 1984 through 2004, he served as a director of Fintel (USA) Ltd., a private financial data services company.  Mr. Tang has also served as a director of three public companies:  Harcourt Companies Inc. (educational services), Elephant Talk Communications Inc. (telecommunications) and Sancon Resources Recovery Inc. (recycling).  Mr. Tang received his MBA from the Asian Institute of Management.

ITEM 6

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Stephen Tang (PEO)	2007	-	-	-	-	-	-	-	-
	2006	-	-	-	-	-	-	-	-

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity inventive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Stephen Tang (PEO)	-	-	-	-	-	-	-	-	-

DIRECTOR COMPENSATION

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Stephen Tang	-	2,400	-	-	-	-	2,400
David Wu	-	2,400	-	-	-	-	2,400

ITEM 7

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The Company, as of this date, is not a public company and a registration statement has not been filed. The Company, as of this date, has three directors, including Ross Yuan, Yungeng Hu and Stephen Tang. Ross Yuan and Yungeng Hu are not independent directors under applicable regulations, while Stephen Tang is an independent director.

The Company will comply with all applicable regulations regarding independent directors at the time this registration statement is declared effective.

As of the date of this Form 10, the Company has an audit committee, compensation committee and nomination committee. The audit committee consists of Yungeng Hu and Stephen Tang, the compensation committee consists of Ross Yuan and Stephen Tang, and the nomination committee consists of Ross Yuan and Stephen Tang. Ross Yuan and Yungeng Hu are not independent directors under such committee independence standards. At its next shareholder meeting, which is anticipated to take place within 180 days of the date of this Form 10, the Company will propose to increase its board membership to seven directors which will add the member of independent directors. At that time, the Company will comply with applicable regulations with respect to independent directors.

ITEM 8

LEGAL PROCEEDINGS

The Company and its subsidiaries are not a party to any pending litigation nor is it aware of any threatened or potential legal proceeding.

ITEM 9

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANTS COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company, upon approval of this registration statement by the SEC will file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers (“NASD”). The OTC Electronic Bulletin Board is a network of securities dealers who buy and sell stock. The dealers are connected by a computer network which provides current information of current “bids” and “asks” as well as volume information.

As of the date of this filing, there is no public market for the Company’s common stock. As of December 1, 2008, the Company had 1,331 stockholders. None of the shares issued and outstanding are free trading. All of the issued and outstanding shares are deemed to be “Restricted Securities” as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144 under the Securities Act of 1933.

The Company has not paid, nor declared, any dividends since its inception and it does not intend to declare any such dividends in the foreseeable future. The Company has no options, warrants or rights outstanding for the last fiscal year with respect to compensation plans.

ITEM 10

RECENT SALES OF UNREGISTERED SECURITIES

The Company has effectuated the following sales of its securities within the past three years which were not registered under the Securities Act:

The authorized Common Stock of the Company consists of 750,000,000 shares, par value $0.0001 per share. As of December 2, 2008, 364,317,353 shares of Common Stock were issued and outstanding.

Pursuant to a Share Exchange Agreement, dated January 20, 2006, by and between the Company and MKA Capital Inc. (“MKA”), the Company exchanged 5,000,000 shares of its Common Stock at a price per share of $0.0001 for 4,964,990 shares of Fintel (USA) Limited (“Fintel”) held by MKA. On March 17, 2006, MKA distributed its 5,000,000 shares of Common Stock of the Company to approximately 601 of MKA’s shareholders.

Pursuant to a Share Exchange Agreement, dated April 10, 2006, by and between the Company and Microfinanz Asia Inc. (“Microfinanz”), the Company exchanged 13,547,694 shares of its Common Stock at a price per share of $0.0099047 for 5,294,118 shares of common stock of Microfinanz.

Pursuant to a Share Exchange Agreement, dated June 30, 2006, by and between the Company and Domain Extremes Inc. (“Domain”), the Company exchanged 2,000,000 shares of its Common Stock at a price per share of $0.01 for 10,000,000 shares of common stock of Domain.

By resolution of the Board of Directors of the Company, dated June 30, 2006, the Company issued 19,230,800 shares of its Common Stock at a price per share of US$0.001 to Sino Harvest Asia Limited (“Sino”) in satisfaction of a loan from Fintel to the Sino in the amount of HK$150,000.

By letter dated June 30, 2006, the Company issued 1,400,000 shares of its Common Stock to Tang Wing On at a price per share of $0.01 and 68,770 shares of Common Stock to Tang Wing On at a price per share of US$0.006 in exchange for 14,412,620 shares of the common stock of Mega Pacific Capital Inc. (“Mega Pacific”) in satisfaction of certain Company salary obligations owed to Tang Wing On from December 1, 2005 to June 30, 2006 (US$14,000) and certain Company loan obligations owed to Tang Wing On as of June 30, 2006 (US$412.62).

By letter dated September 30, 2006, the Company issued 600,000 shares of its Common Stock to Tang Wing On at a price per share of $0.01 and 550,000 shares of its Common Stock to David Wu at a price per share of $0.01 in exchange for 11,500,000 shares of the common stock of Mega Pacific at a price per share of $0.001 in satisfaction of certain Company salary obligations owed to Tang Wing On and David Wu for the period from November 1, 2005 to September 30, 2006.

By resolution of the Board of Directors of the Company, dated December 31, 2006, the Company issued 6,500,000 shares of its Common Stock at a price per share of US$0.001 in portions to Stephen Tang, David Wu and Angel Lai to satisfy certain director and secretary fees in the amount of US$6,500 for the period from December 1, 2005 to December 31, 2006.

By letter dated December 31, 2006, the Company issued 600,000 shares of its Common Stock at a price per share of $0.01 to Tang Wing On and 150,000 shares of its Common Stock at a price per share of $0.01 to David Wu in exchange for 7,500,000 shares of the common stock of Mega Pacific at a price per share of $0.001 in satisfaction of certain Company salary obligations owed to Tang Wing On and David Wu for the period from October 1, 2006 to December 31, 2006. On December 31, 2006, Mega Pacific further issued 2,244,550 shares valued at $0.001 per share to the Company in lieu of the expenses paid by the Company for Mega Pacific.

By resolution of the Board of Directors of the Company, dated June 30, 2007, the Company issued 3,000,000 shares of its Common Stock at a price per share of US$0.001 in portions to Stephen Tang, David Wu and Angel Lai to satisfy certain director and secretary fees in the amount of US$3,000 for the period from January 1, 2007 to June 30, 2007.

By resolution of the Board of Directors of the Company, dated December 21, 2007, the Company issued 3,000,000 shares of its Common Stock at a price per share of US$0.001 in portions to Stephen Tang, David Wu and Angel Lai to satisfy certain director and secretary fees in the amount of US$3,000 for the period from July 1, 2007 to December 31, 2007.

By resolution of the Board of Directors of the Company, dated June 30, 2008, the Company issued 3,000,000 shares of its Common Stock at a price per share of US$0.001 in portions to Stephen Tang, David Wu, Wai Kong Li and Angel Lai to satisfy certain director and secretary fees in the amount of US$3,000 for the period from January 1, 2008 to June 30, 2008.

By resolution of the Board of Directors of the Company, dated September 26, 2008, the Company (a) issued 1,500,000 shares of its Common Stock at a price per share of US$0.001 in portions to Stephen Tang, David Wu, Wai Kong Li and Angel Lai to satisfy certain director and secretary fees in the amount of US$1,500 for the period from July 1, 2008 to September 30, 2008, and (b) issued 974,510 shares of its Common Stock at a price per share of US$0.001 to Stephen Tang to repay certain cash advances to the Company made by Stephen Tang in the amount of US$974.51 as of September 30, 2008.

Pursuant to the Deed, the Company agreed to sell and issue at the First Closing (as defined below) 196,785,071 shares of its Common Stock to the Investors at a price per share of $0.0001 for an aggregate purchase price of $19,679.  A portion of these shares were issued to certain of the Investors in exchange for all of the issued and outstanding shares of CLSC (the “CLSC Acquisition”).  The CLSC Acquisition was completed on December 1, 2008 (the “First Closing”).  Pursuant to the Deed, the Company also agreed to sell and issue, within 6 months of the First Closing (the “Second Closing”), an additional 816,612,810 shares of its Common Stock for an aggregate purchase price of $81,661 to certain of the Investors in exchange for all of the issued and outstanding shares of SCHS. Prior to the First Closing, pursuant to the Deed, the Company issued an additional 21,525,490 shares to satisfy certain debt obligations.  In accordance with the terms and conditions of the Deed, the aforementioned issuance of 21,525,490 shares required the Company to adjust, on a pro rata basis, the number of shares sold and issued to the Investors at the First Closing from 196,785,071 shares of Common Stock to 280,670,089 shares of Common Stock, resulting in an upward adjustment to the aggregate purchase price for such shares from $19,679 to $28,067. The number of additional shares of the Company’s Common Stock to be sold and issued to certain of the Investors at the Second Closing as consideration for the SCHS business will be similarly adjusted from 816,612,810 shares of Common Stock to 1,164,716,350 shares of Common Stock. The aggregate purchase price for the Company to acquire all of the issued and outstanding shares of CLSC and SCHS was similarly adjusted from $101,339 to $144,539 and paid in two installments, with first installment of $28,067 paid upon at the First Closing and the remaining $116,472 to be paid at the Second Closing.

By resolution of the Board of Directors of the Company, dated November 26, 2008, the Company issued 1,000,000 shares of its Common Stock at a price per share of US$0.001 in portions to Stephen Tang, Wai Kong Li and Angel Lai to satisfy certain director and secretary fees in the amount of US$1,000 for the period from October 1, 2008 to November 30, 2008.

By resolution of the Board of Directors of the Company, dated November 26, 2008, the Company issued 21,525,490 shares of its Common Stock at a price per share of US$0.001 to Sino Harvest Asia Limited to satisfy certain debt obligations owed to Sino Harvest Asia Limited.

The Company believes that the issuances described above were exempt from registration under the Securities Act and applicable state securities laws pursuant to Regulation S, to the extent that participants were not residents of the United States, or Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

ITEM 11

DESCRIPTION OF REGISTRANTS’ SECURITIES TO BE REGISTERED

The following description of certain matters relating to the securities does not purport to be complete and is subject in all respects to applicable Nevada law and to the provisions of the articles of incorporation and by-laws of the Company.

Common Stock

We are authorized to issue 750,000,000 shares of stock, of which 700,000,000 shares shall be designated Common Stock, $0.0001 par value and 50,000,000 shares designated preferred stock, $0.0001 par value. As of the December 2, 2008, there were 364,317,353 shares of Common Stock outstanding.  Each share of Common Stock is entitled to one vote at all meetings of the stockholders.  The stockholders are not permitted to cumulate votes in the election of directors.  All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of the Common Stock.  In the event of the liquidation, dissolution or winding up of the Company, the holders of the Common Stock will be entitled to receive, on a pro rata basis, all of the assets of the Company remaining after satisfaction of all liabilities and preferences of outstanding preferred stock, if any.

Preferred Stock

The Company is also authorized to issue 50,000,000 shares of Preferred Stock, $0.0001 par value, none of which are outstanding as of the date of this document.  The Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock.

Anti-Takeover Effects of Provisions in the Articles of Incorporation, Bylaws and Nevada Law

Some provisions of Nevada law and the Company’s articles of incorporation and bylaws contain provisions that could make the following transactions more difficult: (i) acquisition of the Company by means of a tender offer; (ii) acquisition of the Company by means of a proxy contest or otherwise; or (iii) removal of the Company’s incumbent officers and directors.  These provisions, summarized below, are intended to encourage persons seeking to acquire control of the Company to first negotiate with the board of directors.  These provisions also serve to discourage hostile takeover practices and inadequate takeover bids.  The Company believes that these provisions are beneficial because the negotiation they encourage could result in improved terms of any unsolicited proposal.

The Company is subject to Sections 78.411 through 78.444 of the Nevada Revised Statues which prohibits persons deemed “interested stockholders” from engaging in a “business combination” with a Nevada corporation for three years following the date these persons become interested stockholders.  Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 10% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

The Company is also subject to Sections 78.378 through 78.3793 of the Nevada Revised Statutes, commonly referred to as the “control share law”, so long as we have 200 or more shareholders of record, at least 100 of whom are in Nevada. The control share law provides, among other things, that a person (individually or in association with others) who acquires a “controlling interest” (which, under the definition in the control share law, can be as small as 20% of the voting power in the election of directors) in a corporation will obtain voting rights in the “control shares” only to the extent such rights are conferred by a vote of the disinterested shareholders. In addition, in certain cases where the acquiring party has obtained such shareholder approval for voting rights, shareholders who voted against conferring such voting rights will be entitled to demand payment by the corporation of the fair value of their shares.

The Nevada Revised Statutes further allows the board of directors to consider factors other than offering price in deciding upon whether to reject or approve a tender offer or proposed merger or similar transaction. These factors include: (i) the effect on employees, suppliers and customers; (ii) the economy of Nevada and the nation; (iii) the effect on the communities in which offices of the corporation are located; and (iv) the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be better served by continued independence

Pursuant to this Form 10, the Company is registering up to 360,000 shares of its Common Stock issuable upon exercise of an outstanding warrant (the “Warrant”).  The Warrant is exercisable in whole or part at any time within 5 years from the 61st business day following the initial listing of its shares of Common Stock on the OTCBB or any stock exchange or quotation system.  The exercise price is 80% of the average closing price of the shares of Common Stock of the Company in the first 60 trading days after the Company’s shares of Common Stock are listed on the OTCBB or any stock exchange or quotation system.  The number of shares pursuant to the Warrant will be equitably adjusted to preserve the holder’s economics in the case of stock splits and dividends, and distributions to the extent in excess of a regularly paid (if any) dividend.

ITEM 12

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company has adopted provisions in the articles of incorporation that limit the liability of the directors for monetary damages for breach of their fiduciary duties, except for liability that cannot be eliminated under Nevada law.  Nevada law provides that directors of a corporation will not be personally liable for monetary damages to the corporation, stockholders or creditors for breach of their fiduciary duties as directors, except liability for any of the following: (i) any breach of their fiduciary duties that involve intentional misconduct, fraud or a knowing violation of law or (ii) unlawful payments of dividends in violation of Nevada Revised Statute Section 78.300.

The bylaws of the Company also provides that the Company will indemnify any director and/or executive officer and the Company may indemnify each these directors, officers and employees and other agents to the fullest extent permitted by law, provided such person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or conduct was unlawful.  The bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

The Pertinent Part of Nevada Revised Statutes States:

NRS 78.7502  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:(a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
(Added to NRS by 1997, 694; A 2001, 3175)

NRS 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1.  Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:  (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action;  (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

(Added to NRS by 1969, 118; A 1987, 83; 1993, 976; 1997, 706; 2001, 1377, 3199)

ITEM 13

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

An index of the financial statements of the Company appears in ITEM 15 hereof. The report of the Company’s independent auditors appears at Page F-2 hereof, and the financial statements and related footnotes of the Company, CLSC and SCHS appear on Page F-1 through F-77.

ITEM 14

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS IN ACCOUNTING AND FINANCIAL DISCLOSURES

NONE.

ITEM 15

FINANCIAL STATEMENTS AND EXHIBITS

(A) Consolidated Financial Statements For the Company

(B) Financial Statements For CLSC

(C) Financial Statements For SCHS

(D) Exhibits
EX-3(i): AMENDED AND RESTATED ARTICLES OF INCORPORATION
EX-3(ii): AMENDED AND RESTATED BYLAWS
EX-10.1: MANAGEMENT SERVICE AGREEMENT
EX-21.1: SUBSIDIARIES OF THE REGISTRANT
EX-23.1: CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UNITY ONE CAPITAL INCORPORATED

CONSOLIDATED FINANCIAL STATEMENTS

(A DEVELOPMENT STAGE COMPANY)

DECEMBER 31, 2007 AND 2006

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Unity One Capital and Subsidiaries, Inc.

We have audited the accompanying consolidated balance sheets of Unity One Capital and Subsidiaries, Inc. (a Nevada corporation) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the two years period ended as at December 31, 2007 and from December 20, 2005 (inception) to December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unity One Capital and Subsidiaries, Inc. as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years ended December 31, 2007 and 2006 and from December 20, 2005 (inception) to December 31, 2007, in conformity with U.S. generally accepted accounting principles.

The Company’s consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $248,740 at December 31, 2007 including a net loss of $54,610 and $193,769 for the years ended December 31, 2007 and 2006. These factors as discussed in Note 2 to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
November 23, 2008

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS AT DECEMBER 31, 2007 AND 2006

ASSETS

	2007	2006
CURRENT ASSETS:
Accounts receivable	$22,350	$9,000
Other receivable	-	20,199
TOTAL CURRENT ASSETS	$22,350	$29,199

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Due to directors	$31,261	$-
Accrued expenses	20,000	9,500
TOTAL CURRENT LIABILITIES	$51,261	$9,500

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, par value $0.0001, 750,000,000 shares authorized,
55,647,264 shares issued and outstanding as of December 31, 2007
49,647,264 shares issued and outstanding as of December 31, 2006	5,565	4,965
Paid-in capital	214,265	208,865
Accumulated deficit	(248,740)	(194,131)
Total stockholders' equity (deficit)	(28,911)	19,699
TOTAL LIABILITY & STOCKHOLDERS' EQUITY (DEFICIT)	$22,350	$29,199

The accompanying notes form an integral part of these audited financial statements.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2007 AND 2006

	2007	2006	Cumulative from inception (December 20, 2005) to December 31, 2007

Net revenues	$12,420	$9,235	$21,655

Operating expenses
General and administrative expenses	66,987	26,841	94,190
Long term investment impairment	-	160,596	160,596
Impairment of goodwill	-	21,393	21,393
Total operating expense	66,987	208,831	276,179

Loss from operations	(54,567)	(199,596)	(254,524)

Other expenses	(43)	(83)	(126)

Loss from continued operations	(54,610)	(199,679)	(254,651)

Discontinued operations:
Loss from discontinued operations	-	(9,943)	(9,943)
Gain on disposal of discontinued operations	-	15,853	15,853
Income from discontinued operations	-	5,910	5,910
Net loss	$(54,610)	$(193,769)	$(284,740)

Basic and diluted earning per common share:

Loss from continuing operations	$(0.00)	$(0.01)
Income (loss) from discontinued operations	$-	$0.00
Loss per share	$(0.00)	$(0.01)
Basic and fully diluted weighted average number of shares outstanding	54,159,593	36,247,584

The accompanying notes form an integral part of these audited financial statements.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007		2006	Cumulative from inception (December 20, 2005) to December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(54,610)	$(193,769)	$(284,740)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services		6,000	6,500	12,500
Shares issued for compensation		-	21,245	21,245
Goodwill impairment		-	21,393	21,393
Impairment of investment		-	160,596	160,596
(Increase) / decrease in current assets:
Accounts receivable		(13,350)	(5,000)	(18,350)
Other receivable		20,199	(362)	19,837
Increase / (decrease) in current liabilities:
Other payable		-	-	362
Accrued expenses		10,500	4,750	15,250
Due to director		31,261	(9,444)	21,817
Net cash used in continued operations		-	5,910	5,910
Net cash used in discontinued operations		-	(5,910)	(5,910)
Net cash provided by (used in) operating activities		-	-	-

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS		$-	$-	-

CASH & CASH EQUIVALENTS, BEGINNING BALANCE		-	-	-

CASH & CASH EQUIVALENTS, ENDING BALANCE		$-	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid		$-	$-
Income tax paid		$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Shares issued to acquire Fintel USA Ltd	$		$500
Shares issued to repayment of loan to Sino Harvest Asia Ltd	$		$19,231

The accompanying notes form an integral part of these audited financial statements.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
FOR THE PERIOD FROM DECEMBER 20, 2005 (INCEPTION) TO DECEMBER 31, 2007

	Common Stock		Additional	Accumulated	Stockholder's
	Shares	Amount	Paid in Capital	Deficit	Equity/(Deficit)

Balance at inception (December 20, 2005)	-	$-	$-	$-	$-

Net loss	-	-	-	(362)	(362)

Balance, December 31, 2005	-	$-	$-	$(362)	$(362)

Share issued for acquisition of Fintel (USA)	5,000,000	500	-	-	500
Share issued to acquire equity interest in Microfinanz Asia Inc.	13,547,694	1,355	132,831	-	134,186
Share issued to settle advance from Mega Pacific Capital Inc.	3,368,770	337	33,076	-	33,413
Share issued to acquire equity interest in Domain Extremes Inc.	2,000,000	200	19,800	-	20,000
Share issued for repayment of loan to Sino Harvest Asia Ltd.	19,230,800	1,923	17,308	-	19,231
Share issued for payment of director fee and secretary fee	6,500,000	650	5,850	-	6,500

Net loss	-	-	-	(193,769)	(193,769)

Balance, December 31, 2006	49,647,264	4,965	208,865	(194,131)	19,699

Share issued for payment of director fee and secretary fee	6,000,000	600	5,400	-	6,000

Net loss	-	-	-	(54,610)	(54,610)

Balance, December 31, 2007	55,647,264	$5,565	$214,265	$(248,740)	$(28,911)

The accompanying notes are an integral part of these audited financial statements.

UNITY ONE CAPITAL INCORPORATED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1-ORGANIZATION AND DESCRIPTION OF BUSINESS

Unity One Capital Incorporated (“the Company” or “Unity One”) was incorporated in the State of Nevada, on December 20, 2005. The Company is in the business of financial information service.

As of December 31, 2007, the Company owns 100% of Mega Pacific Capital Inc. (“Mega Pacific”), a company incorporated in the State of Nevada, on January 30, 2006.

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company has historically devoted substantially all of its efforts to establishing its financial information services business and its originally contemplated principal operations have commenced, but there has been no significant revenue therefrom. Additionally, the Company has determined that its development and operational strategy is no longer feasible and, as a result, in November 2008, the Company decided to change in the Company’s strategic direction to move away from the financial information services business and enter the education management business in China. All losses accumulated since inception have been considered as part of the Company's development stage activities.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Mega Pacific Capital Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  The Company’s currency is the United States Dollar ($). In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Use of Estimates
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable
The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2007 and 2006, the Company had accounts receivable of $22,350 and $9,000, respectively.

Income Taxes
The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Revenue Recognition
The Company recognizes its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin N0. 104 “Revenue Recognition in Financial Statements” (“SAB 104”). SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Revenue is recognized upon (i) the services are performed, (ii) collectability is probable and (iii) such revenues are contractually nonrefundable.

Revenue of the Company came from the consulting service that the Company provided to its customers. For the years ended December 31, 2007 & 2006, the Company recognized service revenue in the amount of $12,420 and $9,235, respectively.

Risks and Uncertainties
The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Basic and diluted earning per share
Earnings per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding.

Credit Risk
During fiscal 2007, the Company had sales to two customers that represented 64.4% and 32.2% of net sales, respectively, as compared to fiscal 2006, in which the Company had sales to two customers, which represented 60.4% and 0% of net sales, respectively. As of December 31, 2007, these two customers comprised 80.5% and 19.5%, of accounts receivable, respectively.

Recent Pronouncements
In September 2006, FASB issued SFAS 158 Employers Accounting for Defined Benefit Pension and Other Postretirement Plansan amendment of FASB Statements No. 87, 88, 106, and 132(R)This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1)                      A brief description of the provisions of this Statement
2)                      The date that adoption is required
3)                      The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. The objective of this statement will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition –date fair value will be limited exceptions. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51". The objective of this statement is to establish new accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 to have a material impact on the consolidated financial statements.

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. "Use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. This has led to concerns among investors that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide enough information about how these instruments and activities affect the entity’s financial position and performance," explained Kevin Stoklosa, project manager. "By requiring additional information about how and why derivative instruments are being used, the new standard gives investors better information upon which to base their decisions." The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

In May of 2008, FSAB issued SFASB No.162, The Hierarchy of Generally Accepted Accounting Principles.  The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature.  This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy.  This pronouncement will become effective 60 days following SEC approval.  The company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.  The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts.  The pronouncement is effective for fiscal years beginning after December 31, 2008.  The company does not believe this pronouncement will impact its financial statements.

GOING CONCERN
As shown in the accompanying consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $248,740 and $194,131 as of December 31, 2007 and December 31, 2006. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company's need for working capital is a key issue for management and necessary for the Company to meet its goals and objectives. The Company continues to pursue additional capitalization opportunities. There is no assurance, however, that the Company will be successful in meeting its goals and objectives in the future.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has taken certain restructuring steps to provide the necessary capital to continue its operations. These steps included: 1) acquire profitable operations through issuance of equity instruments, 2) disposal of unprofitable or unfavorable return-on-investment operations, and 3) continue actively seeking additional funding through offshore private placement to satisfy working capital requirements.

NOTE 3- AMOUNT DUE TO DIRECTORS

As of December 31, 2007 and 2006, the Company owned its Directors in the amount of $31,261 and $0, respectively. The amount due to Directors is unsecured, interest free and due on demand.

NOTE 4- ACCRUED EXPENSE

As of December 31, 2007 and 2006, the Company accrued expense in amount of $20,000 and $9,500 respectively. The accrued expenses are summarized as follows:

	December 31, 2007	December 31, 2006

Rental fee	$9,000	$4,000
Staff service fee	11,000	5,500

Total	$20,000	$9,500

NOTE 5- DISCONTINUED OPERATION

On February 1, 2006, the Company acquired 100% controlling interest (the "Acquisition") in Fintel (USA) Limited, a corporation incorporated in Hong Kong ("Fintel"). The Company acquired the controlling interest through the purchase of 5,000,000 shares (the "Shares") and 0.0001 par value of Fintel (USA) Limited (“Fintel”).

A summary of the assets acquired and liabilities assumed in the acquisition follows:

Estimated fair values:
Current Assets	$17,284
Property Plant and equipment	2,963
Long term Investment	7
Total Assets Acquired	20,254
Current Liabilities assumed	(54,923)
Net assets acquired	$(34,669)
Consideration paid	500
Goodwill	35,169

No separate unaudited pro-forma information is presented as the amounts involved were immaterial.

Subsequent to the acquisition the Company obtained effective control over Fintel and evaluated the goodwill carrying value for impairment. Based on management's estimates goodwill has no value associated with the Company and therefore decided to impair 100% of the goodwill amount.

On November 30, 2006, the Company disposed Fintel to Enova Holdings, Inc for 6,410,384 shares at $0.001 per share. The Company recorded disposal gain of $15,853 on discontinued operations which includes goodwill impairment of $35,169.

Fintel net revenue for the period from February 1, 2006 to November 30, 2006 was $142,199. Loss from operations at the disposal date amounted to $9,943 (pre-tax).

The summary of Fintel assets and liabilities at the date of disposal are as follows:

November 30, 2006
Current Assets	$91,382
Property Plant and equipment	2,007
Long term Investment	7
Total Assets	93,295
Total Current Liabilities	$(110,623)

NOTE 6- IMPAIRMENT OF LONG TERM INVESTMENT

As of December 31, 2006, the Company recorded an impairment of its long term investments in three subsidiaries, Microfinanz Asia, Inc., Domain Extremes, Inc., and Enova Holdings, Inc. The Company recorded investment impairments in the amount of $160,596.

During the year ended December 31, 2006, the Company issued 13,547,694 shares of its common stock valued at $134,186 for the acquisition of Microfinanz Asia, Inc.

During the year ended December 31, 2006, the Company issued 2,000,000 shares of its common stock valued at $20,000 for the acquisition of Domain Extremes Inc.

During the year ended December 31, 2006, the Company impaired its investment in Enova Holdings Inc in the amount of $6,410 (See note 5).

NOTE 7- RELATED PARTY TRANSACTION

During the year ended December 31, 2007, the Company issued 6,000,000 shares of its common stock valued at $6,000 as compensation to its directors and secretary.

During the year ended December 31, 2006, the Company issued 6,500,000 shares of its common stock valued at $6,500 as compensation to its directors and secretary.

During the year ended December 31, 2006, the Company issued 3,368,770 share of its common stock in exchange of 33,412,620 shares of Mega Pacific. These shares were valued at $33,657 and resulted in 100% acquisition of Mega Pacific by the Company.

NOTE 8- ACQUISITION

On June 30, 2006 Mega Pacific issued 14,412,620 shares valued at $0.001 per share to the Company in exchange of 1,468,770 Company’s shares. The Company is the sole shareholder of Mega Pacific after the share issuances.

A summary of the assets acquired and liabilities assumed in the acquisition follows:

Estimated fair values:
Current Assets	$4,000
Current Liabilities assumed	10,981
Net assets acquired	(6,981)
Consideration paid	14,413
Goodwill	21,394

Subsequently on September 30, 2006 and December 31, 2006, Mega Pacific issued 11,500,000 shares and 7,500,000 shares valued at $0.001 per share to the Company in exchange of 1,150,000 and 750,000 Company’s shares respectively. On December 31, 2006, Mega Pacific further issued 2,244,550 shares valued at $0.001 per share to the Company in lieu of the expenses paid by the Company for Mega Pacific. These issuances increase the goodwill amount by 21,244. As at December 31, 2006 the total goodwill amount of $42,638 was impaired.

NOTE 9- SHAREHOLDER’S EQUITY

The Company is authorized to issue 750,000,000 shares of common stock, US$0.0001 par value. The total number of shares of the Company’s Common Stock outstanding as of December 31, 2007 and 2006 are 55,647,264 and 49,647,264 respectively.

NOTE 10- INCOME TAX

As at years ended December 31, 2007 and December 31, 2006, the Company had a net operating loss for tax purposes of approximately $54,610 and $229,426, respectively. The net operating loss carry forward may be used to reduce taxable income through the year 2028.

The gross deferred tax asset balance as of December 31, 2007 and December 31, 2006 was $96,572 and $78,005 respectively. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carry forward cannot reasonably be assured. Components of deferred tax asset are as follows:

	December 31, 2007	December 31, 2006

Deferred tax asset	$96,134	$78,005
Less: valuation allowance	(96,134)	(78,005)
	$-	$-

The following is a reconciliation of the income tax rate to the income taxes reflected in the Statement of Operations:

	December 31, 2007	December 31, 2006

Tax expense (credit) at statutory rate-federal	$(96,134)	$(78,005)
State tax expense (credit) net of federal tax	-	-
Valuation allowance	96,134	78,005
Tax expense at actual rate	$-	$-

Income tax expense for the year ended December 31, 2007 and 2006 is $0 and $0 respectively as the Company has net operating loss carry forward.

NOTE 11- SUBSEQUENT EVENTS - (UNAUDITED)

Pursuant to that certain Deed, dated November 25, 2008, by and among the Company, CLSC and certain investors (the “Investors”) identified therein (the “Deed”), the Company agreed to sell and issue at the First Closing (as defined below) 196,785,071 shares of its Common Stock to the Investors at a price per share of $0.0001 for an aggregate purchase price of $19,679.  A portion of these shares were issued to certain of the Investors in exchange for all of the issued and outstanding shares of CLSC (the “CLSC Acquisition”).  The CLSC Acquisition was completed on December 1, 2008 (the “First Closing”).  Pursuant to the Deed, the Company also agreed to sell and issue, within 6 months of the First Closing (the “Second Closing”), an additional 816,612,810 shares of its Common Stock for an aggregate purchase price of $81,661 to certain of the Investors in exchange for all of the issued and outstanding shares of SCHS. Prior to the First Closing, pursuant to the Deed, the Company issued an additional 21,525,490 shares to satisfy certain debt obligations.  In accordance with the terms and conditions of the Deed, the aforementioned issuance required the Company to adjust, on a pro rata basis, the number of shares sold and issued to the Investors at the First Closing from 196,785,071 shares of Common Stock to 280,670,089 shares of Common Stock, resulting in an upward adjustment to the aggregate purchase price from $19,679 to $28,067. The number of additional shares of the Company’s Common Stock to be sold and issued to certain of the Investors at the Second Closing as consideration for the SCHS business will be similarly adjusted from 816,612,810 shares of Common Stock to 1,164,716,350 shares of Common Stock. The aggregate purchase price for the Company to acquire all of the issued and outstanding shares of CLSC and SCHS was similarly adjusted from $101,339 to $144,539 and paid in two installments, with first installment of $28,067 paid upon at the First Closing and the remaining $116,472 to be paid at the Second Closing.

UNITY ONE CAPITAL INCORPORATED

CONSOLIDATED FINANCIAL STATEMENTS

(A DEVELOPMENT STAGE COMPANY)

SEPTEMBER 30, 2008

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
AS AT SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

ASSETS
	September 30, 2008	December 31, 2007
	Unaudited
CURRENT ASSETS:
Accounts receivable	$10,500	$22,350

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable	$5,242	$-
Due to directors	52,986	31,261
Accrued expenses	-	20,000
Other payable	6,275	-
Total current liability	64,502	51,261

STOCKHOLDERS' DEFICIT:
Common stock, par value $0.0001, 750,000,000 shares authorized,
61,121,774 shares issued and outstanding as of September 30,2008
55,647,264 shares issued and outstanding as of December 31, 2007	6,112	5,565
Paid-in capital	219,192	214,265
Accumulated deficit	(279,306)	(284,740)
Total stockholders' deficit	(54,002)	(28,911)
TOTAL LIABILITY & STOCKHOLDERS' DEFICIT	$10,500	$22,350

The accompanying notes form an integral part of these unaudited financial statements.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the nine month periods ended		Cumulative from inception (December 20, 2005) to September 30, 2007
	September 30, 2008	September 30, 2007

Net revenues	$10,500	$9,420	$32,155

Operating expenses
General and administrative expenses	41,037	36,126	135,227
Long term investment impairment	-	-	160,596
Impairment of goodwill	-	-	21,393
Total operating expense	41,037	36,126	317,216

Loss from operations	(30,537)	(26,706)	(285,061)

Other expense	(29)	(33)	(155)

Loss from continuing operations	(30,566)	(26,739)	(285,217)

Discontinued operations:
Loss from discontinued operations	-	-	(9,943)
Gain on disposal of discontinued operations	-	-	15,853
Income from discontinued operations	-	-	5,910

Net loss	$(30,566)	$(26,739)	$(279,306)

Basic and diluted loss per common share:

Loss per share	$(0.00)	$(0.00)
Basic and fully diluted weighted average number of shares outstanding	59,478,121	52,647,264

The accompanying notes form an integral part of these unaudited financial statements.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the nine month periods ended
	September 30, 2008	September 30, 2007	Cumulative from inception (December 20, 2005) to December 31, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,566)	$(26,739)	$(279,306)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	5,475	3,000	17,975
Shares issued for compensation	-	-	21,245
Goodwill impairment	-	-	21,393
Impairment of investment	-	-	160,596
(Increase) / decrease in current assets:
Accounts receivable	11,850	(9,000)	(6,500)
Other receivable	-	69	19,837
Increase / (decrease) in current liabilities:
Accounts payable	5,242	-	5,242
Other payable	6,275	-	6,636
Accrued expense	(20,000)	7,875	(4,750)
Due to director	21,725	24,795	43,542
Net cash used in continued operations	-	-	5,910
Net cash used in discontinued operations	-	-	(5,910)
Net cash provided by (used in) operating activities	-	-	-

NET INCREASE IN CASH & CASH EQUIVALENTS	-	-	-

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	-	-	-

CASH & CASH EQUIVALENTS, ENDING BALANCE	$-	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes form an integral part of these unaudited financial statements.

UNITY ONE CAPITAL INC. AND SUBSIDIARIES
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
FOR THE PERIOD FROM DECEMBER 20, 2005 (INCEPTION) TO SEPTEMBER 30, 2008

	Common Stock		Additional	Accumulated	Stockholder's
	Shares	Amount	Paid in Capital	Deficit	Equity/(Deficit)

Balance at inception (December 20, 2005)	-	$-	$-	$-	$-

Net loss	-	-	-	(362)	(362)

Balance, December 31, 2005	-	-	-	(362)	(362)

Share issued for acquisition of Fintel (USA)	5,000,000	500	-	-	500
Share issued to acquire equity interest in Microfinanz Asia Inc.	13,547,694	1,355	132,831	-	134,186
Share issued in exchange to acquire Mega Pacific Capital Inc.	3,368,770	337	33,076	-	33,413
Share issued to acquire equity interest in Domain Extremes Inc	2,000,000	200	19,800	-	20,000
Share issued for repayment of loan to Sino Harvest Asia Ltd	19,230,800	1,923	17,308	-	19,231
Share issued for payment of director fee and secretary fee	6,500,000	650	5,850	-	6,500

Net loss	-	-	-	(193,769)	(193,769)

Balance, December 31, 2006	49,647,264	4,965	208,865	(194,131)	19,699

Share issued for payment of director fee and secretary fee	6,000,000	600	5,400	-	6,000

Net loss	-	-	-	(54,610)	(54,610)

Balance, December 31, 2007	55,647,264	5,565	214,265	(248,740)	(28,911)

Share issued for payment of director fee and secretary fee	5,474,510	547	4,928	-	5,475

Net loss	-	-	-	(30,566)	(30,566)

Balance, September 30, 2008	61,121,774	$6,112	$219,192	$(279,306)	$(54,002)

The accompanying notes are an integral part of these unaudited financial statements.

UNITY ONE CAPITAL INCORPORATED
(A DEVELOPMENT STAGE COMPANY)
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Unity One Capital Incorporated (“the Company” or “Unity One”) was incorporated in the State of Nevada, US on December 20, 2005. The Company is in the business of financial information service.

As of September 30, 2008, the Company owns 100% of Mega Pacific Capital Inc. (“Mega Pacific”), a company incorporated in the State of Nevada on January 30, 2006.

The Company is a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company has historically devoted substantially all of its efforts to establishing its financial information services business and its originally contemplated principal operations have commenced, but there has been no significant revenue therefrom. Additionally, the Company has determined that its development and operational strategy is no longer feasible and, as a result, in November 2008, the Company decided to change in the Company’s strategic direction to move away from the financial information services business and enter the education management business in China. All losses accumulated since inception have been considered as part of the Company's development stage activities.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Mega Pacific Capital Inc. All significant inter-company accounts and transactions have been eliminated in consolidation.

Basis of Presentation
The accompanying unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed. In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results for periods are not necessarily indicative of results for the entire year. These financial statements and accompanying notes should be read in conjunction with our annual financial statements and the notes thereto for the year ended December 31, 2007.

Use of Estimates
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable
The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of September 30, 2008 and December 31, 2007, the Company had accounts receivable of $10,500 and $22,350, respectively.

Revenue Recognition
The Company recognizes its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin N0. 104 “Revenue Recognition in Financial Statements” (“SAB 104”). SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Revenue is recognized upon (i) the services are performed, (ii) collectability is probable and (iii) such revenues are contractually nonrefundable.

Revenue of the Company came from the consulting service that the Company provided to its customers. For the nine month periods ended September 30, 2008 and 2007, the Company recognized service revenue in the amount of $10,500 and $9,420, respectively.

Risks and Uncertainties
The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Basic and diluted earning per share
Earning per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding.

Credit Risk
At September 31, 2008, the Company had sales to two customers only during the year. Total sales to those customers represent 100% of the sales for the Company. Sales to these customers represented 71.4% and 28.6% of net sales, respectively, as compared to September 31, 2007, in which the Company had sales to two customers, which represented 63.7% and 31.8% of net sales, respectively. As of September 30, 2008, these two customers comprised 71.4% and 28.6%, of accounts receivable, respectively.

Recent Pronouncements
In September 2006, FASB issued SFAS 158 Employers Accounting for Defined Benefit Pension and Other Postretirement Plansan amendment of FASB Statements No. 87, 88, 106, and 132(R)This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1)                      A brief description of the provisions of this Statement
2)                      The date that adoption is required
3)                      The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. The objective of this statement will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition –date fair value will be limited exceptions. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51". The objective of this statement is to establish new accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 to have a material impact on the consolidated financial statements.

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. "Use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. This has led to concerns among investors that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide enough information about how these instruments and activities affect the entity’s financial position and performance," explained Kevin Stoklosa, project manager. "By requiring additional information about how and why derivative instruments are being used, the new standard gives investors better information upon which to base their decisions." The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

In May 0f 2008, FSAB issued SFASB No.162, The Hierarchy of Generally Accepted Accounting Principles.  The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature.  This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy.  This pronouncement will become effective 60 days following SEC approval.  The company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.  The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts.  The pronouncement is effective for fiscal years beginning after December 31, 2008.  The company does not believe this pronouncement will impact its financial statements.

GOING CONCERN
As shown in the accompanying consolidated financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $279,306 and $284,740 as of September 30, 2008 and December 31, 2007. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company's need for working capital is a key issue for management and necessary for the Company to meet its goals and objectives. The Company continues to pursue additional capitalization opportunities. There is no assurance, however, that the Company will be successful in meeting its goals and objectives in the future.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has taken certain restructuring steps to provide the necessary capital to continue its operations. These steps included: 1) acquire profitable operations through issuance of equity instruments, 2) disposal of unprofitable or unfavorable return-on-investment operations, and 3) continue actively seeking additional funding through offshore private placement to satisfy working capital requirements.

NOTE 3- AMOUNT DUE TO DIRECTORS

As of September 30, 2008 and December 31, 2007, the Company owned its Directors in the amount of $52,986 and $31,261 respectively. These amounts are unsecured, interest free and due on demand.

NOTE 4- ACCRUED EXPENSE

As of September 30, 2008 and December 31, 2007, the Company accrued expense in amount of $0 and $20,000. The accrued expenses are summarized as follows:

	September 30, 2008		December 31, 2007
	$		$
Rental fee		-		9000
Staff service fee		-		11,000

Total		$-		$20,000

NOTE 5- RELATED PARTY TRANSACTION

During the nine month periods ended September 30, 2008, the Company issued 5,474,510 shares of its common stock valued at $5,475 as compensation to its directors.

During the nine month periods ended September 30, 2007, the Company issued 3,000,000 shares of its common stock valued at $3,000 as compensation to its directors.

NOTE 6- SHAREHOLDER’S EQUITY

The Company is authorized to issue 750,000,000 shares of common stock, US$0.0001 par value. The total number of shares of the Company’s Common Stock outstanding as of September 30, 2008 and December 31, 2007 are 61,121,774 and 55,647,264 respectively.

NOTE 7- SUBSEQUENT EVENTS - (UNAUDITED)

Pursuant to that certain Deed, dated November 25, 2008, by and among the Company, CLSC and certain investors (the “Investors”) identified therein (the “Deed”), the Company agreed to sell and issue at the First Closing (as defined below) 196,785,071 shares of its Common Stock to the Investors at a price per share of $0.0001 for an aggregate purchase price of $19,679.  A portion of these shares were issued to certain of the Investors in exchange for all of the issued and outstanding shares of CLSC (the “CLSC Acquisition”).  The CLSC Acquisition was completed on December 1, 2008 (the “First Closing”).  Pursuant to the Deed, the Company also agreed to sell and issue, within 6 months of the First Closing (the “Second Closing”), an additional 816,612,810 shares of its Common Stock for an aggregate purchase price of $81,661 to certain of the Investors in exchange for all of the issued and outstanding shares of SCHS . Prior to the First Closing, pursuant to the Deed, the Company issued an additional 21,525,490 shares to satisfy certain debt obligations.  In accordance with the terms and conditions of the Deed, the aforementioned issuance required the Company to adjust, on a pro rata basis, the number of shares sold and issued to the Investors at the First Closing from 196,785,071 shares of Common Stock to 280,670,089 shares of Common Stock, resulting in an upward adjustment to the aggregate purchase price from $19,679 to $28,067. The number of additional shares of the Company’s Common Stock to be sold and issued to certain of the Investors at the Second Closing as consideration for the SCHS business will be similarly adjusted from 816,612,810 shares of Common Stock to 1,164,716,350 shares of Common Stock. The aggregate purchase price for the Company to acquire all of the issued and outstanding shares of CLSC and SCHS was similarly adjusted from $101,339 to $144,539 and paid in two installments, with first installment of $28,067 paid upon at the First Closing and the remaining $116,472 to be paid at the Second Closing.

CANADIAN LEARNING SYSTEMS CORPORATION

FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Canada Learning System Corporation

We have audited the accompanying balance sheets of Canada Learning System Corporation as of December 31, 2007 and 2006, and the related statements of income, stockholders' equity, and cash flows for the two years period ended as at December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canada Learning System Corporation as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years ended December 31, 2007 and 2006, in conformity with U.S. generally accepted accounting principles.

During the year ended December 31, 2007, the Company had provided management services to a related party through common ownership that represented 100% of net revenue, as compared to fiscal 2006, in which the Company had no revenue. As of December 31, 2007, amount due from related party amounts to $1,045,732.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
November 23, 2008

CANADIAN LEARNING SYSTEMS CORPORATION
BALANCE SHEETS
AS AT DECEMBER 31, 2007 AND 2006

	AS AT DECEMBER 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$61,045	$24,879
Accounts receivable, related party	1,045,732	-
Due from related party	92,857	68,074
TOTAL CURRENT ASSETS	$1,199,634	$92,953

LIABILITIES AND STOCKHOLDERS' EQUITY

LONG-TERM LOAN:
Due to officer	$123,659	$77,771

COMMITMENT

STOCKHOLDERS' EQUITY:
Common stock, par value $1.00, 50,000 shares authorized,
100 shares issued and outstanding as of December 31,2007 and 2006	100	100
Retained earnings	981,614	14,658
Other comprehensive income	94,261	425
Total stockholders' equity	1,075,975	15,182
TOTAL LIABILITY & STOCKHOLDERS' EQUITY	$1,199,634	$92,953

The accompanying notes form an integral part of these audited financial statements.

CANADIAN LEARNING SYSTEMS CORPORATION
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	FOR THE YEARS ENDED DECEMBER 31,
	2007	2006
Net revenue
Management fee income	$955,797	$-

Operating expenses
General and administrative expenses	6,517	-

Income from operations	949,281	-

Other income (expense):
Bank charges	(123)	(117)
Commission income	17,799	2,371
Total other income, net	17,676	2,253

Net income	966,956	2,253

Other comprehensive income:
Foreign currency translation gain (loss)	93,836	(66)

Net comprehensive income	$1,060,792	$2,188

Basic and diluted earning per common share:
Earning per share	$9,670	$23
Basic and fully diluted weighted average number of shares outstanding	100	100

The accompanying notes form an integral part of these audited financial statements.

CANADIAN LEARNING SYSTEMS CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	FOR THE YEARS ENDED DECEMBER 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$966,956	$2,253
Decrease in current assets:
Accounts receivable, related party	(955,797)	-
Net cash provided by operating activities	11,159	2,253

CASH FLOWS FROM INVESTING ACTIVITIES:
Due from related party	(10,967)	(69,981)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to officer	28,594	79,950

NET INCREASE IN CASH & CASH EQUIVALENTS	28,785	12,222

FOREIGN CURRENCY TRANSLATION	7,380	(338)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	24,879	12,995

CASH & CASH EQUIVALENTS, ENDING BALANCE	$61,045	$24,879

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes form an integral part of these audited financial statements.

CANADIAN LEARNING SYSTEMS CORPORATION
STATEMENTS OF STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

				Other
	Number of	Common	Retained	Comprehensive	Stockholder's
	Shares	Stock	Earnings	Income/(loss)	Equity

Balance, December 31, 2005	100.00	$100.00	$12,405	$490	$12,995

Net income for the year ended December 31, 2006	-	-	2,253	-	2,253

Translation adjustment	-	-	-	(66)	(66)

Balance, December 31, 2006	100.00	100.00	14,658	425	15,182

Net income for the year ended December 31, 2007	-	-	966,956	-	966,956

Translation adjustment	-	-	-	93,836	93,836

Balance, December 31, 2007	100.00	$100.00	$981,614	$94,261	$1,075,975

The accompanying notes are an integral part of these financial statements.

CANADIAN LEARNING SYSTEMS CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Canadian Learning Systems Corporation (“the Company” or “CLSC”) was incorporated in British Virgin Island on November 13, 2003.

The Company’s primary business is to provide outbound education management services to Sino-Canada High School (“SCHS”), an offshore Canadian high school in China, related to its education business. SCHS is related through common control with the same shareholder.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  The Company’s functional currency is the Canadian Dollar; however the accompanying financial statements have been translated and presented in United States Dollars ($). In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Use of Estimates
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts.

Accounts receivable – related party
The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of December 31, 2007 and 2006, the Company had accounts receivable of $1,045,732 and $0 respectively.

Income Taxes
The Company is registered in the British Virgin Island and not subject to income tax.

Revenue Recognition
The Company recognizes its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin N0. 104 “Revenue Recognition in Financial Statements” (“SAB 104”). SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Revenue is recognized upon (i) the services are performed, (ii) collectability is probable and (iii) such revenues are contractually nonrefundable.

Revenue from management fees is recognized after the services are provided to students, teachers, and supervisors. The management fee includes 1) management fee (A) at unit price of $158 per student per month for the year ended December 31, 2007; and 2) management fee (B) which consisted of an annual fixed amount of $33,495 amortized over 12 month periods plus a floating amount which is calculated at unit price of $9 per student per month for the year ended of December 31, 2007. For the twelve month periods ended December 31, 2007, the Company recognized management fee revenue in the amount of $955,797.

Foreign Currency Translations and comprehensive income (loss)
As of December 31, 2007, the accounts of the Company were maintained, and their financial statements were expressed in their local currencies. Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," with the Canadian Dollar (CAD) as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of income items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income”.

The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the year ended December 31, 2007 and 2006, other comprehensive income is in the amount of $93,836 and $(66), respectively, included in stockholder’s equity.

Statement of Cash Flows
In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Risks and Uncertainties
The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Basic and diluted earning per share
Earning per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding.

Credit Risk
During the year ended December 31, 2007, the Company had provided management services to a related party that represented 100% of net revenue, as compared to fiscal 2006, in which the Company had no revenue. As of December 31, 2007, amount due from related party amounts to $1,045,732.

Recent Pronouncements
In September 2006, FASB issued SFAS 158 Employers Accounting for Defined Benefit Pension and Other Postretirement Plansan amendment of FASB Statements No. 87, 88, 106, and 132(R)This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.

This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1)                      A brief description of the provisions of this Statement
2)                      The date that adoption is required
3)                      The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. The objective of this statement will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition –date fair value will be limited exceptions. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51". The objective of this statement is to establish new accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 to have a material impact on the consolidated financial statements.

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. "Use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. This has led to concerns among investors that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide enough information about how these instruments and activities affect the entity’s financial position and performance," explained Kevin Stoklosa, project manager. "By requiring additional information about how and why derivative instruments are being used, the new standard gives investors better information upon which to base their decisions." The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

In May of 2008, FSAB issued SFASB No.162, The Hierarchy of Generally Accepted Accounting Principles.  The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature.  This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy.  This pronouncement will become effective 60 days following SEC approval.  The company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.  The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts.  The pronouncement is effective for fiscal years beginning after December 31, 2008.  The company does not believe this pronouncement will impact its financial statements.

NOTE 3- RELATED PARTY TRANSACTIONS

The Company had loan to Sino-Canada High School (SCHS) in the amount of $92,857 and $68,074 as of December 31, 2007 and 2006, respectively. The loan is unsecured, interest free and due on demand.

The Company also had a loan from the sole shareholder and officer amounting to $123,659 and $77,771 as of December 31, 2007 and 2006, respectively. This amount is unsecured, interest free and due at the end of 2009.

During the year ended December 31, 2007, the Company provided management services to SCHS. The management fees amounts to $955,797 (See note 4).

NOTE 4- COMMITMENT

MANAGEMENT SERVICE AGREEMENT

On January 1, 2007 the Company signed an agreement with Sino-Canada High School to provide the education management service, and its effect from January 1, 2007 to December 31, 2007. Following services were part of the agreement:

1)  Coordinate with assigned supervisor from Ministry of Education, British Columbia, Canada for business issues related to SCHS.
2)  Train Chinese teachers in aspects of English literature and culture
3)  Interview foreign teachers for SCHS whenever it may need.
4)  Apply with Canadian ministry of education for awarding diploma to SCHS’s graduating   students.
5)  Provide overseas management service in terms of communications, travel and staff compensation, etc.
6)  Assist SCHS’s graduating students in preparing application for admission to overseas universities
7)  Provide services related to student exchange program for SCHS.

Revenue from management fees is recognized after the services are provided to students, teachers, and supervisors. The management fee includes 1) fee (A) at unit price of $158 per student per month for the year ended December 31, 2007; and 2) fee (B) which consisted of an annual fixed amount of $33,495 amortized over 12 month periods plus a floating amount which is calculated at unit price of $9 per student per month for the year ended of December 31, 2007. For the twelve month periods ended December 31, 2007, the Company recognized management fee revenue in the amount of $955,797.

NOTE 5- SUBSEQUENT EVENTS - (UNAUDITED)

Pursuant to that certain Deed, dated November 25, 2008, by and among the Company, CLSC and certain investors (the “Investors”) identified therein (the “Deed”), the Company agreed to sell and issue at the First Closing (as defined below) 196,785,071 shares of its Common Stock to the Investors at a price per share of $0.0001 for an aggregate purchase price of $19,679.  A portion of these shares were issued to certain of the Investors in exchange for all of the issued and outstanding shares of CLSC (the “CLSC Acquisition”).  The CLSC Acquisition was completed on December 1, 2008 (the “First Closing”).  Pursuant to the Deed, the Company also agreed to sell and issue, within 6 months of the First Closing (the “Second Closing”), an additional 816,612,810 shares of its Common Stock for an aggregate purchase price of $81,661.28 to certain of the Investors in exchange for all of the issued and outstanding shares of SCHS. Prior to the First Closing, pursuant to the Deed, the Company issued an additional 21,525,490 shares to satisfy certain debt obligations.  In accordance with the terms and conditions of the Deed, the aforementioned issuance required the Company to adjust, on a pro rata basis, the number of shares sold and issued to the Investors at the First Closing from 196,785,071 shares of Common Stock to 280,670,089 shares of Common Stock, resulting in an upward adjustment to the aggregate purchase price from $19,679 to $28,067. The number of additional shares of the Company’s Common Stock to be sold and issued to certain of the Investors at the Second Closing as consideration for the SCHS business will be similarly adjusted from 816,612,810 shares of Common Stock to 1,164,716,350 shares of Common Stock. The aggregate purchase price for the Company to acquire all of the issued and outstanding shares of CLSC and SCHS was similarly adjusted from $101,339 to $144,539 and paid in two installments, with first installment of $28,067 paid upon at the First Closing and the remaining $116,472 to be paid at the Second Closing.

CANADIAN LEARNING SYSTEMS CORPORATION

FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

TABLE OF CONTENTS

Balance Sheets as at September 30, 2008 (Unaudited) and December 31, 2007	F-36
Statements of Income for the nine month periods ended September 30, 2008 and 2007 (Unaudited)	F-37
Statements of Cash Flows for the nine month periods ended September 30, 2008 and 2007 (Unaudited)	F-38
Notes to financial statements	F-39

CANADIAN LEARNING SYSTEMS CORPORATION
BALANCE SHEETS

ASSETS
	September 30, 2008	December 31, 2007
	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$21,251	$61,045
Accounts receivable, related party	3,180,583	1,045,732
Due from related party	179,337	92,857
TOTAL CURRENT ASSETS	$3,381,171	$1,199,634

LIABILITIES AND STOCKHOLDERS' EQUITY

LONG-TERM LOAN:
Due to officer	$165,347	$123,659

STOCKHOLDERS' EQUITY:
Common stock, par value $1.00, 50,000 shares authorized, 100 shares issued
and outstanding as of September 30, 2008 and December 31, 2007	100	100
Retained earning	3,222,114	981,614
Other comprehensive income (loss)	(6,391)	94,261
Total stockholders' equity	3,215,824	1,075,975
TOTAL LIABILITY & STOCKHOLDERS' EQUITY	$3,381,171	$1,199,634

The accompanying notes form an integral part of these unaudited financial statements.

CANADIAN LEARNING SYSTEMS CORPORATION
STATEMENTS OF INCOME
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007
(Unaudited)

	2008	2007
Net revenues
Management fee income	$2,233,737	$666,957

Operating expenses
General and administrative expenses	98	3,632

Income from operations	2,233,638	663,325

Other income (expense):
Bank charges	(117)	(40)
Commission income	6,979	1,059
Total other income	6,862	1,019

Net income	2,240,500	664,344

Other comprehensive item:
Foreign currency translation gain (loss)	(100,651)	79,217

Net comprehensive income	$2,139,849	$743,561

Basic and diluted earning per common share:
Earning per share	$22,405	$6,643
Basic and fully diluted weighted average number of shares outstanding	100	100

The accompanying notes form an integral part of these unaudited financial statements

CANADIAN LEARNING SYSTEMS CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,240,500	$664,344
Decrease in current assets:
Accounts receivable	(2,233,737)	(666,957)
Net cash provided by (used in) operating activities	6,764	(2,613)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan from related party	(93,273)	(25,003)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to officer	49,315	27,776

NET INCREASE IN CASH & CASH EQUIVALENTS	(37,194)	159

FOREIGN CURRENCY TRANSLATION	29,040	4,366

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	29,404	24,879

CASH & CASH EQUIVALENTS, ENDING BALANCE	$21,251	$29,404

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes form an integral part of these unaudited financial statements

CANADIAN LEARNING SYSTEMS CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Canadian Learning Systems Corporation (“the Company” or “CLSC”) was incorporated in British Virgin Island on November 13, 2003.

The Company’s primary business is to provide outbound education management services to Sino-Canada High School (“SCHS”), an offshore Canadian high school in China, related to its education business. SCHS is related through common control with the same shareholder.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation
The accompanying unaudited financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed. In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results for periods are not necessarily indicative of results for the entire year. These financial statements and accompanying notes should be read in conjunction with our annual financial statements and the notes thereto for the nine month period ended September 30, 2008 and year ended December 31, 2007. The Company’s functional currency is the Canadian Dollar; however the accompanying financial statements have been translated and presented in United States Dollars ($).

Use of Estimates
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts.

Accounts receivable – related party
The Company's policy is to maintain reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. As of September 30, 2008 and December 31, 2007, the Company had accounts receivable of $3,180,583 and $1,045,732 respectively.

Income Taxes
The Company is registered in the British Virgin Island and not subject to income tax.

Revenue Recognition
The Company recognizes its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin N0. 104 “Revenue Recognition in Financial Statements” (“SAB 104”). SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Revenue is recognized upon (i) the services are performed, (ii) collectability is probable and (iii) such revenues are contractually nonrefundable.

Revenue from management fees are recognized after the services are provided to students, teachers, and supervisors. The management fee includes 1) fee (A) at unit price of $158 and $400 per student per month for the nine month periods ended September 30, 2007 and September 30, 2008 respectively; and 2) fee (B) which consisted of an annual fixed amount of $33,495 and $49,315 amortized over 12 month periods plus a floating amount which is calculated at unit price of $9 and $27 per student per month for the nine month periods ended September 30, 2007 and September 30, 2008 respectively. For the nine month periods ended September 30, 2008 and 2007, the Company recognized management fee revenue in the amount of $2,233,737 and $666,957, respectively.

Foreign Currency Translations and comprehensive income (loss)
As of September 30, 2008, the accounts of the Company were maintained, and their financial statements were expressed in their local currencies. Such financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," with the Canadian Dollar (CAD) as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of income items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income”.

The Company records these translation adjustments as accumulated other comprehensive income (loss). Gains and losses from foreign currency transactions are included in other income (expense) in the results of operations. For the nine month period ended September 30, 2008 and 2007, other comprehensive income was in the amount of $(100,651) and $79,217 included in stockholder’s equity, respectively.

Statement of Cash Flows
In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Risks and Uncertainties
The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history, foreign currency exchange rates and the volatility of public markets.

Basic and diluted earning per share
Earnings per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), “Earnings per share”. SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding.

Credit Risk
During the nine month periods ended September 30, 2008, the Company had provided management services to a related party that represented 100% of net revenue, as compared to the nine month period ended September 30, 2007, in which the Company had 100% of net revenue from the same related party. As of September 30, 2008 and December 31, 2007, amount due from related party were $3,180,583 and $1,045,732, respectively.

Recent Pronouncements
In September 2006, FASB issued SFAS 158 Employers Accounting for Defined Benefit Pension and Other Postretirement Plansan amendment of FASB Statements No. 87, 88, 106, and 132(R)This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1)                      A brief description of the provisions of this Statement
2)                      The date that adoption is required
3)                      The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. The objective of this statement will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition –date fair value will be limited exceptions. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements-An Amendment of ARB No. 51". The objective of this statement is to establish new accounting and reporting standards for the Noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. Statement 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 160 to have a material impact on the consolidated financial statements.

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. "Use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. This has led to concerns among investors that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide enough information about how these instruments and activities affect the entity’s financial position and performance," explained Kevin Stoklosa, project manager. "By requiring additional information about how and why derivative instruments are being used, the new standard gives investors better information upon which to base their decisions." The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

In May of 2008, FSAB issued SFASB No.162, The Hierarchy of Generally Accepted Accounting Principles.  The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature.  This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy.  This pronouncement will become effective 60 days following SEC approval.  The company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.  The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts.  The pronouncement is effective for fiscal years beginning after December 31, 2008.  The company does not believe this pronouncement will impact its financial statements.

NOTE 3- RELATED PARTY TRANSACTIONS

The Company had loan to Sino-Canada High School (SCHS) in the amount of $179,337 as of September 30, 2008 and $92,857 as of December 31, 2007. The loan is unsecured interest free and due on demand.

The Company also had a loan from the sole shareholder and officer amounting to $165,347 as of September 30, 2008 and $123,659 as of December 31, 2007. This amount is unsecured interest free and due at the end of 2009.

During the nine month periods ended September 30, 2008 and 2007, the Company provided management services to SCHS. The management fees amounts to $2,233,737 and $666,957, respectively (See note 4).

NOTE 4- COMMITMENT

MANAGEMENT SERVICE AGREEMENT

On January 1, 2008, the Company signed an agreement with Sino-Canada High School to provide the education management service, and its effect from January 1, 2008 to September 30, 2008. Following services were part of the agreement:

1)  Coordinate with assigned supervisor from Ministry of Education, British Columbia, Canada for business issues related to SCHS.
2)  Train Chinese teachers in aspects of English literature and culture
3)  Interview foreign teachers for SCHS whenever it may need.
4)  Apply with Canadian ministry of education for awarding diploma to SCHS’s graduating   students.
5)  Provide overseas management service in terms of communications, travel and staff compensation, etc.
6)  Assist SCHS’s graduating students in preparing application for admission to overseas universities
7)  Provide services related to student exchange program for SCHS.

Revenue from management fees are recognized after the services are provided to students, teachers, and supervisors. The management fee includes 1) fee (A) at unit price of $158 and $400 per student per month for the nine month periods ended September 30, 2007 and September 30, 2008 respectively; and 2) fee (B) which consisted of an annual fixed amount of $33,495 and $49,315 amortized over 12 month periods plus a floating amount which is calculated at unit price of $9 and $27 per student per month for the nine month periods ended September 30, 2007 and September 30, 2008 respectively. For the nine month periods ended September 30, 2008 and 2007, the Company recognized management fee revenue in the amount of $2,233,737 and $666,957, respectively.

NOTE 5- SUBSEQUENT EVENTS- (UNAUDITED)

Pursuant to that certain Deed, dated November 25, 2008, by and among the Company, CLSC and certain investors (the “Investors”) identified therein (the “Deed”), the Company agreed to sell and issue at the First Closing (as defined below) 196,785,071 shares of its Common Stock to the Investors at a price per share of $0.0001 for an aggregate purchase price of $19,679.  A portion of these shares were issued to certain of the Investors in exchange for all of the issued and outstanding shares of CLSC (the “CLSC Acquisition”).  The CLSC Acquisition was completed on December 1, 2008 (the “First Closing”).  Pursuant to the Deed, the Company also agreed to sell and issue, within 6 months of the First Closing (the “Second Closing”), an additional 816,612,810 shares of its Common Stock for an aggregate purchase price of $81,661 to certain of the Investors in exchange for all of the issued and outstanding shares of SCHS . Prior to the First Closing, pursuant to the Deed, the Company issued an additional 21,525,490 shares to satisfy certain debt obligations.  In accordance with the terms and conditions of the Deed, the aforementioned issuance required the Company to adjust, on a pro rata basis, the number of shares sold and issued to the Investors at the First Closing from 196,785,071 shares of Common Stock to 280,670,089 shares of Common Stock, resulting in an upward adjustment to the aggregate purchase price from $19,679 to $28,067. The number of additional shares of the Company’s Common Stock to be sold and issued to certain of the Investors at the Second Closing as consideration for the SCHS business will be similarly adjusted from 816,612,810 shares of Common Stock to 1,164,716,350 shares of Common Stock. The aggregate purchase price for the Company to acquire all of the issued and outstanding shares of CLSC and SCHS was similarly adjusted from $101,339 to $144,539 and paid in two installments, with first installment of $28,067 paid upon at the First Closing and the remaining $116,472 to be paid at the Second Closing.

SINO-CANADA HIGH SCHOOL

FINANCIAL STATEMENTS

DECEMBER 31, 2007 AND 2006

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
Sino-Canada High School

We have audited the accompanying balance sheets of Sino-Canada High School as of December 31, 2007 and 2006, and the related statements of income, stockholders' equity, and cash flows for the two years period ended as at December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Canada Learning System Corporation as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years ended December 31, 2007 and 2006, in conformity with U.S. generally accepted accounting principles.

During the year ended December 31, 2007, the Company received management services from Canada Learning System Corporation (CLSC). The management fees amounts to $999,549. This amount represents management fee payable to Canadian Learning Systems Corporation (the “CLSC”) to compensate CLSC’s education management service to the Company (See note 6). CLSC is related to the Company through common ownership.

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has accumulated deficit of $3,011,980 at December 31, 2007 including a net loss of $19,911 and $156,227 for the years ended December 31, 2007 and 2006. These factors as discussed in Note 2 to the financial statements raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.
Certified Public Accountants

Los Angeles, California
November 23, 2008

SINO-CANADA HIGH SCHOOL
BALANCE SHEETS
AS AT DECEMBER 31, 2007 AND 2006

ASSETS
	AS AT DECEMBER 31,
	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$138,286	$497,149
Advance	-	19,853
Total current assets	138,286	517,002

PROPERTY AND EQUIPMENT, net	6,103,365	5,896,508

LAND USE RIGHTS, net	650,426	624,557
TOTAL ASSETS	$6,892,078	$7,038,066

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Advance from students	$83,598	$37,764
Other payable	5,795	15,381
Due to related party	1,332,991	2,583,430
Accrued expenses	169,928	39,695
Unearned revenue	1,907,305	1,229,710
Refundable deposit	95,308	43,454
Total current liability	3,594,926	3,949,433

LONG-TERM LIABILITY:
Refundable deposit	48,527	29,799

COMMITMENT

STOCKHOLDERS' EQUITY:
Capital	5,997,802	5,997,802
Accumulated deficit	(3,011,980)	(2,992,068)
Other comprehensive income	262,803	53,101
Total stockholders' equity	3,248,626	3,058,835
TOTAL LIABILITY & STOCKHOLDERS' EQUITY	$6,892,078	$7,038,066

The accompanying notes form an integral part of these audited financial statements.

SINO-CANADA HIGH SCHOOL
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006

Net revenues	$2,386,658	$1,610,229
Cost of goods sold	1,037,796	833,804
Gross profit	1,348,862	776,425

Operating expenses
General and administrative expenses	4,209	609,786
Management fees	999,549	-
Depreciation and amortization	510,268	361,328
Total operating expense	1,514,026	971,114

Loss from operations	(165,164)	(194,688)

Other income (expense):
Interest income (expense)	4,372	(5,398)
Other income (expense), net	140,880	43,859
Total other income (expense)	145,252	38,462

Net loss	(19,911)	(156,227)

Other comprehensive item:
Foreign currency translation gain	209,702	98,726

Net comprehensive income (loss)	$189,791	$(57,501)

The accompanying notes form an integral part of these audited financial statements.

SINO-CANADA HIGH SCHOOL
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(19,911)	$(156,227)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	510,268	361,328
(Increase) / decrease in current assets:
Advance to suppliers	20,375	4,646
Other receivable	-	67,985
Increase / (decrease) in current liabilities:
Advance from students	41,515	13,336
Other payable	(10,220)	(34,191)
Accrued expenses	122,427	(272,320)
Unearned revenue	569,365	340,470
Deposits	62,932	25,138
Net cash provided by operating activities	1,296,751	350,165

CASH FLOWS FROM INVESTING ACTIVITIES:
Disposal of property and equipment	-	14,984
Purchase of plant, property, and equipment	(302,775)	(39,311)
Net cash used in investing activities	(302,775)	(24,327)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on short-term loan	-	(1,171,402)
Due to related party	(1,371,414)	1,292,251
Net cash (used) provided by financing activities	(1,371,414)	120,849

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(377,438)	446,688

FOREIGN CURRENCY TRANSLATION	18,576	10,695

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	497,149	39,766

CASH & CASH EQUIVALENTS, ENDING BALANCE	$138,286	$497,149

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$7,836
Income tax paid	$-	$-

The accompanying notes form an integral part of these audited financial statements.

SINO-CANADA HIGH SCHOOL
STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

			Accumulated Other
	Capital	Accumulated Deficit	Comprehensive Income/(loss)	Stockholder's Equity

Balance, December 31, 2005	$5,997,802	$(2,835,842)	$(45,625)	$3,116,336

Translation adjustment	-	-	98,726	98,726

Net income (loss) for the year ended December 31, 2006	-	(156,227)	-	(156,227)

Balance, December 31, 2006	5,997,802	(2,992,068)	53,101	3,058,835

Translation adjustment	-	-	209,702	209,702

Net income (loss) for the year ended December 31, 2007	-	(19,911)	-	(19,911)

Balance, December 31, 2007	$5,997,802	$(3,011,980)	$262,803	$3,248,626

The accompanying notes are an integral part of these audited financial statements.

SINO-CANADA HIGH SCHOOL
NOTES TO FINANCIAL STATEMENTS

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Sino-Canada High School (the “Company” or “SCHS”) was established in People’s Republic of China in 2003.

SCHS is a fully certified Canadian Offshore High School in China. It provides both British Columbia, Canada and China high school curriculum to its students. SCHS’s students are duly registered with ministry of education of both British Columbia as well as China, and are awarded with dual diploma from both countries upon graduation. Majority of SCHS’s graduating students entered into universities and colleges in European Union and North America.

The Company’s receives outbound education management services from Canada Learning System Corporation (CLSC), an offshore entity, related to its education business. CLSC is related to the Company through common ownership.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation
The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  The Company’s functional currency is the Chinese Renminbi (RMB); however the accompanying financial statements have been translated and presented in United States Dollars ($). In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Use of Estimates
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts. As of December 31, 2007 and 2006, cash and cash equivalent amounted to $138,286 and $497,149, respectively.

Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 5 to 45 years. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations.

Revenue Recognition
The Company recognizes its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin N0. 104 “Revenue Recognition in Financial Statements” (“SAB 104”). SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Revenue is recognized upon (i) the services are performed, (ii) collectability is probable and (iii) such revenues are contractually nonrefundable.

The Company derives its revenue from tuition fees and application fees. Tuition fees is collected in advance on or before new semesters started. Tuition fee is recognized as revenue proportionately as the instructions are delivered, and are reported net of tuition refunds. Tuition fees paid in advance are recorded as unearned revenue. Application fees is collected and recognized as revenue upon receipt of the fees.

Unearned Revenue
The Company received the tuition fee from students in advance every year in September. The tuition fee income is recognized over twelve month period. As at December 31, 2007 and 2006, the Company recorded unearned revenue of $1,907,305 and $1,229,710, respectively.

Other income
The Company records other income on various services provided to the students. Those services include uniform, supply, dormitory rental, insurance, shuttle and so on.  As at December 31, 2007 and 2006, the Company has other income of $142,720 and $62,551, respectively.

Foreign Currency Translation
As of December 31, 2007, the accounts of the Company were maintained, and their financial statements were expressed in their local currencies. Such consolidated financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," with the Chinese Renminbi (RMB) as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income”.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity and amounted to $262,803 and $53,101 as of December 31, 2007 and 2006, respectively.

Income Taxes
The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Statement of Cash Flows
In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent Pronouncements
In September 2006, FASB issued SFAS 158 Employers Accounting for Defined Benefit Pension and Other Postretirement Plansan amendment of FASB Statements No. 87, 88, 106, and 132(R)This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

1)                      A brief description of the provisions of this Statement
2)                      The date that adoption is required
3)                      The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. The objective of this statement will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition –date fair value will be limited exceptions. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, FASB issued FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”. This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. This statement has no effect on the financial statements as the Company does not have any outstanding non-controlling interest.

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. "Use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. This has led to concerns among investors that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide enough information about how these instruments and activities affect the entity’s financial position and performance," explained Kevin Stoklosa, project manager. "By requiring additional information about how and why derivative instruments are being used, the new standard gives investors better information upon which to base their decisions." The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

In May of 2008, FASB issued SFASB No.162, “The Hierarchy of Generally Accepted Accounting Principles”. The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature. This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy. This pronouncement will become effective 60 days following SEC approval. The Company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60”. The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts. The pronouncement is effective for fiscal years beginning after December 31, 2008. The Company does not believe this pronouncement will impact its financial statements.

Going concern
As shown in the accompanying financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $3,011,980 and $2,992,068 as of December 31, 2007 and December 31, 2006. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company's need for working capital is a key issue for management and necessary for the Company to meet its goals and objectives. The Company continues to pursue additional capitalization opportunities. There is no assurance, however, that the Company will be successful in meeting its goals and objectives in the future.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has taken certain restructuring steps to provide the necessary capital to continue its operations. These steps included: (1) acquire profitable operations, (2) look for merger opportunities, and (3) continue actively seeking additional funding to satisfy working capital requirements.

NOTE 3- RELATED PARTY TRANSACTION

As at December 31, 2007 and 2006, the company has amount due to related party $1,332,991 and $2,583,430, respectively.

As at December 31, 2007 and 2006, the Company owed Suzhou Fenghua Middle School $501,843 and $463,238, respectively. The amount is unsecured, due on demand, and interest free. Suzhou Fenghua Middle School is related to the Company through common ownership.

As at December 31, 2007, Suzhou Huayu Real Estate Development Co (‘Suzhou Huayu”) owed $168,400 to the Company. As at December 31, 2006, the Company owed $2,120,192 to Suzhou Huayu. The amount is unsecured, due on demand, and interest free. Suzhou Huayu Real Estate Development Co is related to the Company through common ownership.

During the year ended December 31, 2007, the Company received management services from Canada Learning System Corporation (CLSC). The management fees amounts to $999,549. This amount represents management fee payable to Canadian Learning Systems Corporation (the “CLSC”) to compensate CLSC’s outbound education management service to the Company (See note 6). CLSC is related to the Company through common ownership.

NOTE 4- PROPERTIES AND EQUIPMENT

The Company’s property and equipment as of December 31, 2007 and December 31, 2006 are as follows:

	December 31, 2007	December 31, 2006
Buildings	$7,060,595	$6,605,935
Construction in progress	476,109	207,400
Equipment & Machinery	1,363,125	1,218,381
Vehicle	92,513	86,556
Total	8,992,342	8,118,272

Less: Accumulative depreciation	2,888,977	2,221,764

Property and equipment, net	$6,103,365	$5,896,508

Depreciation expenses for the years ended December 31, 2007 and 2006 were $493,832 and $345,643, respectively.

NOTE 5- LAND USE RIGHTS

As per People's Republic of China's governmental regulations, the Government owns all land. However, the government grants the user a “land use right” (the Right) to use the land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of forty years.

The company acquired land use rights during the year ended December 31, 2006 for a total amount of $684,659. The land use right is for forty years. The intangible assets consist of the followings as of December 31, 2007 and 2006:

	2007	2006
Land use rights	$684,659	$640,571
Less: accumulated amortization	(34,233)	(16,014)
	$650,426	$624,557

Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of December 31, 2007 and 2006 the Company expects these assets to be fully recoverable.

Total amortization expenses for the years ended December 31, 2007 and 2006 amounted to $16,436 and $15,685 respectively. Amortization expenses for next five years are as follows:

2008	$16,435
2009	16,435
2010	16,435
2011	16,435
2012	16,435
Total	$82,175

NOTE 6- COMMITMENT

MANAGEMENT SERVICE AGREEMENT

On January 1, 2007 the Company signed an agreement with Canada Learning System Corporation to provide the education management service. The agreement is effective from January 1, 2007 to December 31, 2007. Following services were part of the agreement:

1)  Coordinate with assigned supervisor from Ministry of Education, British Columbia, Canada for business issues related to SCHS.
2)  Train Chinese teachers in aspects of English literature and culture
3)  Interview foreign teachers for SCHS whenever it may need.
4)  Apply with Canadian ministry of education for awarding diploma to SCHS’s graduating   students.
5)  Provide overseas management service in terms of communications, travel and staff compensation, etc.
6)  Assist SCHS’s graduating students in preparing application for admission to overseas universities
7)  Provide services related to student exchange program for SCHS.

Pursuant to the management service agreement between CLSC and SCHS, CLSC charged SCHS certain amount of management fee starting from January 1, 2007. The management fee included 1) fee (A) at unit price of $158 per student per month for the twelve month periods ended December 31, 2007; and 2) fee (B) which consisted of an annual fixed amount of $33,495 amortized over 12 month periods for the nine month periods ended December 31, 2007 respectively plus a floating amount which is calculated at unit price of $9 per student per month for the twelve month periods ended December 31, 2007. For the twelve month periods ended December 31, 2007, the Company recorded management fees expense in the amount of $999,549.

NOTE 7- INCOME TAXES

The Company is registered in China and has operations in primarily tax jurisdictions. For certain operations in the PRC, the Company has incurred net accumulated operating losses for income tax purposes. The Company believes that it is more likely than not that these net accumulated operating losses will not be utilized in the future. Therefore, the Company has provided full valuation allowance for the deferred tax assets arising from the losses at these locations as of December 31, 2007 and 2006. Accordingly, the Company has no net deferred tax assets.

The provision for income taxes from continuing operations on income consists of the following for the years ended December 31, 2007 and 2006:

	2007	2006
US Current Income Tax Expense (Benefit)
Federal	$-	$-
State	-	-

PRC Current Income Tax Expense (Benefit)	170,874	164,303
Valuation Allowance	(170,874)	(164,303)
Total Provision for Income Tax	$-	$-

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statement of Operations:

	2007	2006
Tax expense (credit) at statutory rate – US	34%	34%
Exempt from US income tax	-34%	-34%
Foreign income tax –PRC	33%	33%
Exempt from income tax due to net loss	-33%	-33%
Tax expense at actual rate	0%	0%

People’s Republic of China (PRC)

Pursuant to the PRC Income Tax Laws, the Company is generally subject to Enterprise Income Taxes ("EIT") at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax. The Company under PRC Income Tax Laws, it subject to a preferential tax rate of 33%.

As of December 31, 2007 and 2006, the Company had net operating loss carry forwards which can be carried forward 5 years to offset future taxable income. The deferred tax assets at December 31, 2007 consists mainly of net operating loss carry forwards and were fully reserved as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the net deferred tax assets for operation in PRC as of December 31, 2007 and 2006.

	2007	2006
Net operation loss carry forward	$517,799	$497,888
Total deferred tax assets	170,874	164,303
Less: valuation allowance	(170,874)	(164,303)
Net deferred tax assets	$-	$-

NOTE 8- SUBSEQUENT EVENT- (UNAUDITED)

Pursuant to that certain Deed, dated November 25, 2008, by and among the Company, CLSC and certain investors (the “Investors”) identified therein (the “Deed”), the Company agreed to sell and issue at the First Closing (as defined below) 196,785,071 shares of its Common Stock to the Investors at a price per share of $0.0001 for an aggregate purchase price of $19,679.  A portion of these shares were issued to certain of the Investors in exchange for all of the issued and outstanding shares of CLSC (the “CLSC Acquisition”).  The CLSC Acquisition was completed on December 1, 2008 (the “First Closing”).  Pursuant to the Deed, the Company also agreed to sell and issue, within 6 months of the First Closing (the “Second Closing”), an additional 816,612,810 shares of its Common Stock for an aggregate purchase price of $81,661 to certain of the Investors in exchange for all of the issued and outstanding shares of SCHS. Prior to the First Closing, pursuant to the Deed, the Company issued an additional 21,525,490 shares to satisfy certain debt obligations.  In accordance with the terms and conditions of the Deed, the aforementioned issuance required the Company to adjust, on a pro rata basis, the number of shares sold and issued to the Investors at the First Closing from 196,785,071 shares of Common Stock to 280,670,089 shares of Common Stock, resulting in an upward adjustment to the aggregate purchase price from $19,679 to $28,067. The number of additional shares of the Company’s Common Stock to be sold and issued to certain of the Investors at the Second Closing as consideration for the SCHS business will be similarly adjusted from 816,612,810 shares of Common Stock to 1,164,716,350 shares of Common Stock. The aggregate purchase price for the Company to acquire all of the issued and outstanding shares of CLSC and SCHS was similarly adjusted from $101,339 to $144,539 and paid in two installments, with first installment of $28,067 paid upon at the First Closing and the remaining $116,472 to be paid at the Second Closing.

SINO-CANADA HIGH SCHOOL

FINANCIAL STATEMENTS

SEPTEMBER 30, 2008

TABLE OF CONTENTS

Balance Sheets as at September 30, 2008 (Unaudited) and December 31, 2007	F-59
Statements of Income for the nine month periods ended September 30, 2008 and 2007 (Unaudited)	F-60
Statements of Cash Flows for the nine month periods ended September 30, 2008 and 2007 (Unaudited)	F-61
Notes to financial statements	F-62

SINO-CANADA HIGH SCHOOL
BALANCE SHEETS

ASSETS
	September 30, 2008	December 31, 2007
	Unaudited
CURRENT ASSETS:
Cash and cash equivalents	$1,273,881	$138,286
Advance to suppliers	31,185	-
Total current assets	1,305,066	138,286

PROPERTY AND EQUIPMENT, net	6,187,364	6,103,365

LAND USE RIGHTS, net	680,280	650,426
TOTAL ASSETS	$8,172,710	$6,892,078

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Advance from students	$97,879	83,598
Other payable	2,005	5,795
Due to related party	787,081	1,332,991
Accrued expenses	162,334	169,928
Unearned revenue	3,573,499	1,907,305
Refundable deposit	85,743	95,308
Total current liability	$4,708,542	$3,594,926

LONG-TERM LIABILITY:
Refundable deposit	28,877	48,527

COMMITMENT

STOCKHOLDERS' EQUITY:
Capital	5,997,802	5,997,802
Accumulated loss	(3,042,200)	(3,011,980)
Other comprehensive income	479,689	262,803
Total stockholders' equity	3,435,291	3,248,626
TOTAL LIABILITY & STOCKHOLDERS' EQUITY	$8,172,710	$6,892,078

The accompanying notes form an integral part of these unaudited financial statements.

SINO-CANADA HIGH SCHOOL
STATEMENTS OF OPERATIONS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007
(Unaudited)

	2008	2007

Net revenues	$3,328,675	$1,585,324
Cost of goods sold	863,911	723,575
Gross profit	2,464,764	861,749

Operating expenses
General and administrative expenses	626,711	169,823
Management fees	2,283,490	668,606
Depreciation and amortization	358,033	404,302
Total operating expense	3,268,234	1,242,731

Loss from operations	(803,470)	(380,982)

Other income (expense):
Interest income	1,176	1,628
Other income (expense), net	772,074	351,287
Total other income (expense)	773,249	352,915

Net loss	(30,221)	(28,067)

Other comprehensive item:
Foreign currency translation gain	216,886	121,436

Net comprehensive income	$186,665	$93,369

The accompanying notes form an integral part of these unaudited financial statements.

SINO-CANADA HIGH SCHOOL
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2008 AND 2007
(Unaudited)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(30,221)	$(28,067)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	358,038	404,302
(Increase) / decrease in current assets:
Advance to suppliers	(30,544)	608
Increase / (decrease) in current liabilities:
Advance from students	8,505	(37,444)
Other payable	(4,092)	(14,531)
Accrued expenses	(18,582)	38,524
Unearned revenue	1,506,884	1,074,670
Deposits	(38,047)	37,190
Net cash provided by operating activities	1,751,942	1,475,253

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of plant, property, and equipment	(26,624)	(17,632)
Net cash (used) provided by investing activities	(26,624)	(17,632)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to related party	(622,118)	(1,187,019)
Net cash (used) provided by financing activities	(622,118)	(1,187,019)

NET INCREASE IN CASH & CASH EQUIVALENTS	1,103,200	270,601

FOREIGN CURRENCY TRANSLATION	(622,594)	28,263

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	793,276	494,412

CASH & CASH EQUIVALENTS, ENDING BALANCE	$1,273,881	$793,276

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-
Income tax paid	$-	$-

The accompanying notes form an integral part of these unaudited financial statements.

SINO-CANADA HIGH SCHOOL
NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1- ORGANIZATION AND DESCRIPTION OF BUSINESS

Sino-Canada High School (the “Company” or “SCHS”) was established in People’s Republic of China in 2003.

SCHS is a fully certified Canadian Offshore High School in China. It provides both British Columbia, Canada and China high school curriculum to its students. SCHS’s students are duly registered with ministry of education of both British Columbia as well as China, and are awarded with dual diploma from both countries upon graduation. Majority of SCHS’s graduating students entered into universities and colleges in European Union and North America. Currently, the Company’s receives outbound education management services from Canada Learning System Corporation (CLSC), an offshore entity, related to its education business. CLSC is related to the Company through common ownership.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements are as follows:

Basis of Presentation
The accompanying unaudited consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America. However, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted or condensed. In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results for periods are not necessarily indicative of results for the entire year. These financial statements and accompanying notes should be read in conjunction with our annual financial statements and the notes thereto for the year ended December 31, 2007. The Company’s functional currency is the Chinese Renminbi (RMB); however the accompanying financial statements have been translated and presented in United States Dollars ($). In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

Use of Estimates
In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash equivalents
The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents. The Company maintains its cash in bank deposit accounts. As of September 30, 2008 and December 30, 2007, cash and cash equivalent amounted to $1,273,881 and $138,286, respectively.

Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over useful lives of 5 to 45 years. The cost of assets sold or retired and the related amounts of accumulated depreciation are removed from the accounts in the year of disposal. Any resulting gain or loss is reflected in current operations.

Revenue Recognition
The Company recognizes its revenue in accordance with the Securities and Exchange Commissions (“SEC”) Staff Accounting Bulletin N0. 104 “Revenue Recognition in Financial Statements” (“SAB 104”). SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of staff accounting bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. Revenue is recognized upon (i) the services are performed, (ii) collectability is probable and (iii) such revenues are contractually nonrefundable.

The Company derives its revenue from tuition fees and application fees. Tuition fees is collected in advance on or before new semesters started. Tuition fee is recognized as revenue proportionately as the instructions are delivered, and are reported net of tuition refunds. Tuition fees paid in advance are recorded as unearned revenue. Application fees is collected and recognized as revenue upon receipt of the fees.

Unearned revenue
The Company received the tuition fee from student in advance every year in September. The tuition fee income is recognized over twelve month period. As at September 30, 2008 and December 31, 2007, the Company recorded unearned revenue of $3,573,499 and $1,907,305 respectively.

Other Income
The Company records other income on various services provided to the students. Those services include uniform, supply, dormitory rental, insurance, shuttle and so on. As at September 30, 2008 and 2007, the Company has other income of $772,221 and $349,917, respectively.

Foreign Currency Translation
As of September 30, 2007, the accounts of the Company were maintained, and their financial statements were expressed in their local currencies. Such consolidated financial statements were translated into U.S. Dollars (USD) in accordance with Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," with the Chinese Renminbi (RMB) as the functional currency. According to the Statement, all assets and liabilities were translated at the exchange rate on the balance sheet date, stockholder's equity are translated at the historical rates and statement of operations items are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income”.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders' equity and amounted to $479,689 and $262,803 as of September 30, 2008 and December 31, 2007, respectively.

Income Taxes
The Company utilizes SFAS No. 109, “Accounting for Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized

Statement of Cash Flows
In accordance with Statement of Financial Accounting Standards No. 95, “Statement of Cash Flows,” cash flows from the Company’s operations is calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Recent Pronouncements
In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

1)                      A brief description of the provisions of this Statement
2)                      The date that adoption is required
3)                      The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employers fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on the consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), “Business Combinations”. The objective of this statement will significantly change the accounting for business combinations. Under Statement 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition –date fair value will limited exceptions. Statement 141 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect the adoption of SFAS No. 141R to have a material impact on the consolidated financial statements.

In December 2007, FASB issued FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”. This Statement applies to all entities that prepare consolidated financial statements, except not-for-profit organizations, but will affect only those entities that have an outstanding non-controlling interest in one or more subsidiaries or that deconsolidate a subsidiary. Not-for-profit organizations should continue to apply the guidance in Accounting Research Bulletin No. 51, “Consolidated Financial Statements”, before the amendments made by this Statement, and any other applicable standards, until the Board issues interpretative guidance. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this Statement is the same as that of the related Statement 141(R). This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. This statement has no effect on the financial statements as the Company does not have any outstanding non-controlling interest.

On March 19, 2008, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. "Use and complexity of derivative instruments and hedging activities have increased significantly over the past several years. This has led to concerns among investors that the existing disclosure requirements in FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities, do not provide enough information about how these instruments and activities affect the entity’s financial position and performance," explained Kevin Stoklosa, project manager. "By requiring additional information about how and why derivative instruments are being used, the new standard gives investors better information upon which to base their decisions." The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. FASB Statement No. 161 achieves these improvements by requiring disclosure of the fair values of derivative instruments and their gains and losses in a tabular format. It also provides more information about an entity’s liquidity by requiring disclosure of derivative features that are credit risk–related. Finally, it requires cross-referencing within footnotes to enable financial statement users to locate important information about derivative instruments. Management is currently evaluating the effect of this pronouncement on financial statements.

In May of 2008, FASB issued SFASB No.162, “The Hierarchy of Generally Accepted Accounting Principles”. The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature. This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy. This pronouncement will become effective 60 days following SEC approval. The Company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60”. The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts. The pronouncement is effective for fiscal years beginning after December 31, 2008. The Company does not believe this pronouncement will impact its financial statements.

Going concern

As shown in the accompanying financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $3,042,200 and $3,011,980 as of September 30, 2008 and December 31, 2007. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The Company's need for working capital is a key issue for management and necessary for the Company to meet its goals and objectives. The Company continues to pursue additional capitalization opportunities. There is no assurance, however, that the Company will be successful in meeting its goals and objectives in the future.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has taken certain restructuring steps to provide the necessary capital to continue its operations. These steps included: (1) acquire profitable operations, (2) look for merger opportunities, and (3) continue actively seeking additional funding to satisfy working capital requirements.

NOTE 3- RELATED PARTY TRANSACTION

As at September 30, 2008 and December 30, 2007, the Company has amount due to related party $787,081 and $1,332,991, respectively.

As at September 30, 2008, Suzhou Fenghua Middle School owed the Company $538,913 and the Company owed Suzhou Fenghua Middle School $501,843 as at December 30, 2007. Suzhou Fenghua Middle School is related to the Company through common ownership.

As at September 30, 2008 and December 30, 2007, the Company owed Suzhou Huayu Real Estate Development Co $655,661 and $168,400, respectively. Suzhou Huayu Real Estate Development Co is related to the Company through common ownership.

As at September 30, 2008, the Company owed Fenghua Training Center and Shanghai Fenghua Investment Group Co $14,575 and $1,353,737, respectively. Both Fenghua Training Center and Shanghai Fenghua Investment Group Co are related to the Company through common ownership.

As at September 30, 2008 and December 31, 2007, the Company received management services from Canada Learning System Corporation (CLSC). The management fees amounts to $3,349,966 and $999,549. This amount represents management fee payable to Canadian Learning Systems Corporation (the “CLSC”) to compensate CLSC’s outbound education management service to the Company (See note 6). CLSC is under the common control with the same shareholder.

NOTE 4- PROPERTIES AND EQUIPMENT

The Company’s property and equipment as of September 30, 2008 and December 31, 2007 are summarized as follows:

	September 30, 2008	December 31, 2007
Buildings	$7,533,354	$7,060,595
Constructions in progress	507,988	476,109
Equipment & Machinery	1,481,579	1,363,125
Vehicle	98,707	92,513
Total	9,621,628	8,992,342

Less: Accumulative depreciation	3,434,264	2,888,977

Property and equipment, net	$6,187,364	$6,103,365

Depreciation expenses for the nine month periods ended of September 30, 2008 and 2007 were $344,623 and $392,070, respectively.

NOTE 5- LAND USE RIGHT

Per the People's Republic of China's governmental regulations, the Government owns all land. However, the government grants the user a “land use right” (the Right) to use the land. The Company has recognized the amounts paid for the acquisition of rights to use land as intangible asset and amortizing over a period of forty years.

The company acquired land use rights during the year ended 2006 for a total amount of $650,426. The land use right is for forty years. The intangible assets consist of the followings as of September 30, 2008 and December 31, 2007:

	September 30, 2008	December 31, 2007
Land use rights	730,502	684,659
Less: accumulated amortization	(50,222)	(34,233)
	680,280	650,426

Intangible assets of the Company are reviewed annually as to whether their carrying value has become impaired. The Company considers assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. The Company also re-evaluates the periods of amortization to determine whether subsequent events and circumstances warrant revised estimates of useful lives. As of September 30, 2008 the Company expects these assets to be fully recoverable.

Total amortization expenses for the years ended September 30, 2008 and 2007 amounted to $13,416 and $12,233 respectively. Amortization expenses for next five years are as follows:

2009	$17,888
2010	17,888
2011	17,888
2012	17,888
2013	17,888
Total	$89,440

NOTE 6- COMMITMENT

MANAGEMENT SERVICE AGREEMENT

On January 1, 2007 the Company signed an agreement with Canada Learning System Corporation to provide the education management service. The agreement is effective from January 1, 2007 to December 31, 2007. Following services were part of the agreement:

1)  Coordinate with assigned supervisor from Ministry of Education, British Columbia, Canada for business issues related to SCHS.
2)  Train Chinese teachers in aspects of English literature and culture
3)  Interview foreign teachers for SCHS whenever it may need.
4)  Apply with Canadian ministry of education for awarding diploma to SCHS’s graduating   students.
5)  Provide overseas management service in terms of communications, travel and staff compensation, etc.
6)  Assist SCHS’s graduating students in preparing application for admission to overseas universities
7)  Provide services related to student exchange program for SCHS.

Pursuant to the management service agreement between CLSC and SCHS, CLSC charged SCHS certain amount of management fee starting from January 1, 2007. The management fee included 1) fee (A) at unit price of $158 and $400 per student per month for the nine month periods ended September 30, 2007 & September 30, 2008 respectively; and 2) fee (B) which consisted of an annual fixed amount of $33,495 and $49,315 amortized over 12 month periods for the nine month periods ended September 30, 2007 & 2008 respectively plus a floating amount which is calculated at unit price of $9 and $27 per student per month for the nine month periods ended September 30, 2007 & September 30, 2008 respectively. For the nine month periods ended September 30, 2008 & 2007, the Company recognized management fee in the amount of $2,283,490 and $668,606, respectively.

NOTE 7- SUBSEQUENT EVENT- (UNAUDITED)

Pursuant to that certain Deed, dated November 25, 2008, by and among the Company, CLSC and certain investors (the “Investors”) identified therein (the “Deed”), the Company agreed to sell and issue at the First Closing (as defined below) 196,785,071 shares of its Common Stock to the Investors at a price per share of $0.0001 for an aggregate purchase price of $19,679.  A portion of these shares were issued to certain of the Investors in exchange for all of the issued and outstanding shares of CLSC (the “CLSC Acquisition”).  The CLSC Acquisition was completed on December 1, 2008 (the “First Closing”).  Pursuant to the Deed, the Company also agreed to sell and issue, within 6 months of the First Closing (the “Second Closing”), an additional 816,612,810 shares of its Common Stock for an aggregate purchase price of $81,661 to certain of the Investors in exchange for all of the issued and outstanding shares of SCHS. Prior to the First Closing, pursuant to the Deed, the Company issued an additional 21,525,490 shares to satisfy certain debt obligations.  In accordance with the terms and conditions of the Deed, the aforementioned issuance required the Company to adjust, on a pro rata basis, the number of shares sold and issued to the Investors at the First Closing from 196,785,071 shares of Common Stock to 280,670,089 shares of Common Stock, resulting in an upward adjustment to the aggregate purchase price from $19,679 to $28,067. The number of additional shares of the Company’s Common Stock to be sold and issued to certain of the Investors at the Second Closing as consideration for the SCHS business will be similarly adjusted from 816,612,810 shares of Common Stock to 1,164,716,350 shares of Common Stock. The aggregate purchase price for the Company to acquire all of the issued and outstanding shares of CLSC and SCHS was similarly adjusted from $101,339 to $144,539 and paid in two installments, with first installment of $28,067 paid upon at the First Closing and the remaining $116,472 to be paid at the Second Closing.